PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
for Principal Protected Notes	Registration Statement No. 333-156423
(to Prospectus dated December 23, 2008)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Principal Protected Notes
Linked to an Index or a Basket of Indices

We, Morgan Stanley, may offer from time to time principal protected notes that are linked to an index or a basket of indices. The specific terms of any such principal protected notes that we offer, including the name of the underlying index or indices, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement for principal protected notes or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. In this prospectus supplement for principal protected notes, we refer to the principal protected notes as the notes. The notes will have the following general terms:

•   The notes are fully principal protected if the notes are held to maturity.

•   At maturity the notes will pay in cash the stated principal amount plus an amount, if any, which may not be less than zero, based on the percentage change in value of an underlying index or basket of indices of securities over the life of the notes.

•   The notes may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement on the dates specified in the applicable pricing supplement.

•   The notes will be senior unsecured obligations of ours.

•   The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this prospectus supplement. See "Description of Principal Protected Notes" on page S-31.

Investing in the notes involves risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on page S-25.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated, our wholly-owned subsidiary, has agreed, and we expect other agents will agree, to use reasonable efforts to solicit offers to purchase these securities as our agents. Each agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. Each agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. Incorporated may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

December 23, 2008

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this prospectus supplement and the accompanying prospectus relating to the notes, see the section of this prospectus supplement called “Plan of Distribution.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The notes may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the notes or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this prospectus supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the principal protected notes linked to an index or a basket of indices that we, Morgan Stanley, may offer from time to time, in general terms only.  You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of principal protected notes.  Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus.  For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these notes primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The notes we offer under this prospectus supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution” in this prospectus supplement.

  Principal Protected Notes

General terms of the notes
The notes will pay in cash the stated principal amount at maturity plus an additional amount, if any, that will not be less than zero, and that is based on the percentage change in value of an index or a basket of indices of securities, which we refer to as the underlying index or the underlying basket of indices, over the life of the notes.

Payment at maturity	100% Principal Protection

For each note at maturity, we will pay you at least the stated principal amount, plus the additional amount, if any, subject to the credit risk of Morgan Stanley.

The Additional Amount

In general, whether notes are linked to a single index, a basket of indices, or the lesser performing index of a group of indices, if the ending level of the applicable index or basket of indices is greater than the initial level of such index or basket of indices, the additional amount for each note will be equal to the stated principal amount times the applicable participation rate times the applicable index or basket return.  If, on the other hand, the ending level of the applicable index or basket of indices is less than or equal to the initial level of such index or basket of indices, the additional amount will be zero, and you will receive only the stated principal amount for each note you hold, unless a minimum return is specified in the applicable pricing supplement.

The participation rate indicates the extent to which you will participate in any change in the value of the underlying index or basket of indices.  If the participation rate is less than 100%, you will participate in less than the full change in value.  If the participation rate is greater than 100%, you will participate in the change in value of the underlying index or basket of indices on a leveraged basis.

The applicable index or basket return equals the percentage, if any, by which the ending level of the index or basket of indices exceeds the initial level of such index or basket of indices.

For Notes Linked to a Single Index

If the ending index level is greater than the initial index level, the additional amount will be calculated as follows:

additional amount	=	stated principal amount	x	participation rate	x	index return

; provided that the additional amount will be subject to the maximum return and/or minimum return, if applicable, specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per note payable on the maturity date, as specified in the applicable pricing supplement;

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement;

index return	=	ending index level – initial index level ; initial index level

initial index level	=	the index closing level of the underlying index on the index setting date specified in the applicable pricing supplement;

ending index level	=	the index closing level of the underlying index on the observation date specified in the applicable pricing supplement;

index closing level	=
the value of the underlying index or any successor index at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the index described under “Description of Principal Protected Notes—Discontinuance of Any Underlying Index; Alteration of Method of Calculation;”

and where,

observation date	=
the date specified in the applicable pricing supplement; provided that if a market disruption event occurs on the scheduled observation date or the scheduled observation date is not otherwise an index business day, the observation date will be subject to postponement.  See “Description of Principal Protected Notes—Payment at Maturity;”

maximum return	=	the maximum amount per stated principal amount, if any, specified in the applicable pricing supplement, which will cap the additional amount you may receive at maturity; and

minimum return	=
the minimum amount per stated principal amount, if any, specified in the applicable pricing supplement, which will provide a floor for the additional amount, if the additional amount as calculated above is less than the specified minimum amount.

If the ending index level is less than or equal to the initial index level, the additional amount will be zero, unless a minimum return is specified.  If a minimum return is applicable, the additional amount in this scenario will be the minimum return, and you will receive the stated principal amount plus the minimum return for each note that you hold.

For Notes Linked to a Basket of Indices

If the ending basket level is greater than the starting basket level, the additional amount will be calculated as follows:

additional amount	=	stated principal amount	x	participation rate	x	basket return

; provided that the additional amount will be subject to the maximum return and/or minimum return, if applicable, specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per note payable on the maturity date, as specified in the applicable pricing supplement;

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement;

basket return	=	the sum of the products, as calculated for each underlying index in the basket, of the index return for such basket index and its respective weighting;

index return	=	ending index level – initial index level initial index level ;

for example, in the case of an issuance of notes linked to the value of a basket composed of three underlying indices A, B and C, the basket return will be:

initial index level	=	the index closing level of the underlying index on the index setting date specified in the applicable pricing supplement;

ending index level	=	the index closing level of the underlying index on the observation date specified in the applicable pricing supplement;

index closing level	=
the value of any basket index or any successor index at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the index described under “Description of Principal Protected Notes—Discontinuance of Any Underlying Index; Alteration of Method of Calculation;”

weighting	=	the percentage of the underlying basket initially represented by the applicable basket index;

starting basket level	=
a predetermined basket value specified in the applicable pricing supplement.  The initial weighting and the initial index level for each basket index included in the basket will be specified in the applicable pricing supplement.  The initial index level for each basket index will be the closing level of such basket index on the applicable index setting date.  The weighting for each basket index will remain constant for the term of the notes;

ending basket level	=	the basket closing level on the observation date;

basket closing level	=

basket index	=	a component index of the underlying basket of indices;

and where,

“observation date,” “maximum return” and “minimum return” are as defined above in “—Payment at maturity—The Additional Amount—For Notes Linked to a Single Index.”

If the ending basket level is less than or equal to the starting basket level, the additional amount will be zero, unless a minimum return is specified.  If a minimum return is applicable, the additional amount in this scenario will be the minimum return, and you will receive the stated principal amount plus the minimum return for each note that you hold.

For Notes Linked to the Lesser Performing Index

The return of the notes linked to the lesser performing index is determined by the index with the lowest index return, which may be negative, of the applicable group of indices, without regard to the performance of the other indices in the group.

If the lesser performing index’s ending index level is greater than its initial index level, the additional amount will be calculated as follows:

additional amount	=	stated principal amount	x	participation rate	x	lesser index return

; provided that the additional amount will be subject to the maximum return and/or minimum return, if applicable, specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per note payable on the maturity date, as specified in the applicable pricing supplement;

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement;

lesser index return	=	the index return of the lesser performing index;

lesser performing index	=	the index with the lowest index return, which may be negative, of the applicable group of indices;

index return	=	ending index level – initial index level initial index level ;

initial index level	=	the index closing level of the underlying index on the index setting date specified in the applicable pricing supplement;

ending index level	=	the index closing level of the underlying index on the observation date specified in the applicable pricing supplement;

index closing level =
the value of an underlying index or any successor index at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the index described under “Description of Principal Protected Notes—Discontinuance of Any Underlying Index; Alteration of Method of Calculation;”

and where,

“observation date,” “maximum return” and “minimum return” are as defined above in “—Payment at maturity—The Additional Amount—For Notes Linked to a Single Index.”

If the lesser performing index’s ending index level is less than or equal to its initial index level, the additional amount will be zero, unless a minimum return is specified.  If a minimum return is applicable, the additional amount in this scenario will be the minimum return, and you will receive the stated principal amount plus the minimum return for each note that you hold.

Other features of principal protected notes
Certain principal protected notes may have features that differ from the basic principal protected notes described above.  An issuance of principal protected notes could combine more than one of the features listed below.

Knock-Out Level

If the applicable pricing supplement specifies a knock-out level for any issuance of notes, the return on the notes, if any, will be based on a fixed rate, the “knock-out rate,” without regard to the ending index level, or ending basket level, if a knock-out event is triggered.  See “Description of Principal Protected Notes—General Terms of the Notes—Some Definitions” for definition of terms related to the knock-out level.

Where a knock-out level is specified, the mechanics described above under “—Payment at maturity” will apply, except as follows.

For Notes Linked to a Single Index

•      If the index closing level is less than the knock-out level on all of the knock-out event dates specified in the pricing supplement, the additional amount for each note will be as described above under “—Payment at maturity—For Notes Linked to a Single Index.”

•   If the index closing level is equal to or greater than the knock-out level on any of the knock-out event dates specified in the pricing supplement, the additional amount for each note payable at maturity will be equal to the stated principal amount times the specified knock-out rate.

For Notes Linked to a Basket of Indices

•   If the basket closing level is less than the knock-out level on all of the knock-out event dates specified in the pricing supplement, the additional amount for each note will be as described above under “—Payment at maturity—For Notes Linked to a Basket of Indices.”

•       If the basket closing level is equal to or greater than the knock-out level on any of the knock-out event dates specified in the pricing supplement, the additional amount for each note payable at maturity will be equal to the stated principal amount times the specified knock-out rate.

For Notes Linked to the Lesser Performing Index

•  If the lesser performing index’s index closing level is less than the knock-out level on all of the knock-out event dates specified in the pricing supplement, the additional amount for each note will be as described above under “—Payment at maturity—For Notes Linked to the Lesser Performing Index.”

•  If the lesser performing index’s index closing level is equal to or greater than the knock-out level on any of the knock-out event dates specified in the pricing supplement, the additional amount for each note payable at maturity will be equal to the stated principal amount times the specified knock-out rate.

Fixed Payment

If the applicable pricing supplement specifies that the return on the notes will be based on a “fixed payment,” rather than on the percentage increase in their underlying index or indices, the return on the notes will be either (i) a fixed amount or (ii) zero.  See “Description of Principal Protected Notes—General Terms of the Notes—Some Definitions” for definition of terms related to fixed payment.

Where fixed payment is applicable, the mechanics described above under “—Payment at maturity” will apply, except as follows.

For Notes Linked to a Single Index

• If the ending index level is equal to or greater than the initial index level, the additional amount for each note will be the fixed payment specified in the applicable pricing supplement.

•  If the ending index level is less than the initial index level, the additional amount will be zero, unless a minimum return is applicable in which case the additional amount will be the minimum return.

For Notes Linked to a Basket of Indices

• If the ending basket level is equal to or greater than the starting basket level, the additional amount for each note will be the fixed payment specified in the applicable pricing supplement.

•  If the ending basket level is less than the starting basket level, the additional amount will be zero, unless a minimum return is applicable in which case the additional amount will be the minimum return.

For Notes Linked to the Lesser Performing Index

•  If the lesser performing index’s ending index level is equal to or greater than its initial index level, the additional amount for each note will be the fixed payment specified in the applicable pricing supplement.

•  If the lesser performing index’s ending index level is less than its initial index level, the additional amount will be zero, unless a minimum return is applicable in which case the additional amount will be the minimum return.

Partial Principal Protection

For issuances of notes with partial principal protection, we will specify the partial principal protection percentage and the corresponding partial principal amount in the applicable pricing supplement.  The mechanics described above under “—Payment at maturity” will apply, except that, we will pay you at least the partial principal amount per note (in lieu of the stated principal amount per note), plus the additional amount, if any, unless otherwise specified in the applicable pricing supplement.

Averaging Dates

For issuances of notes that have averaging dates, which will be specified in the applicable pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that, the ending index level will equal:

•  for notes linked to a single index, the arithmetic average of the index closing levels of the underlying index on the relevant averaging dates, as calculated by the Calculation Agent on the final averaging date, provided that if there is a market disruption event on any scheduled averaging date or if any scheduled averaging date is not otherwise an index business day, such averaging date will be the immediately succeeding index business day on which no market disruption event occurs; provided further that the final averaging date will be subject to postponement for up to ten index business days, or

•  for notes linked to a basket of indices, the arithmetic average of the basket closing levels of the basket of indices on the relevant averaging dates, as calculated by the Calculation Agent on the final averaging date, provided that if any scheduled averaging date is not an index business day with respect to a basket index or if there is a market disruption event on any scheduled averaging date with respect to a basket index, such averaging date (solely with respect to the affected basket index) will be the immediately succeeding index business day on which no market disruption event occurs with respect to the affected basket index; provided further that the final averaging date will be subject to postponement for up to ten index business days.  See “Description of Principal Protected Notes—Payment at Maturity—Postponement of Observation Date and Averaging Dates” in this prospectus supplement for principal protected notes for a detailed description of the postponement procedures.

See “Description of Principal Protected Notes—General Terms of the Notes—Some Definitions” for definition of terms related to averaging dates.

Underlying Indices
For a description of certain indices to which the notes may be linked, see “Annex A—Underlying Indices and Underlying Index Publishers Information,” attached to this prospectus supplement.  Any other index or indices to which the notes may be linked will be described in the applicable pricing supplement.

The additional amount you receive, if any, may be limited by the maximum return
If the applicable pricing supplement for the notes specifies a maximum return, the additional amount you receive on the notes, if any, above the stated principal amount will be limited by the maximum return.  Even if the participation rate provides increased exposure to any increase in the value of the underlying index or indices at maturity, the additional amount, if any, will never exceed the maximum return, which will be a fixed amount per note.

Issue price of the notes includes commissions and projected profit
The issue price of the notes, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging” below.

Postponement of maturity date
If the scheduled observation date or final averaging date, in the case of averaging dates, is postponed, as described below under “Description of Principal Protected Notes—Payment at Maturity—Postponement of Observation Date and Averaging Dates,” to a date later than the third scheduled trading day prior to the maturity date, the maturity date of the notes will be postponed until the third scheduled trading day following that observation date or final averaging date, in the case of averaging dates, as postponed.

Interest
The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement.  If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other terms of the notes	• The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.
• The notes will be senior unsecured obligations of ours.
• If the notes are callable by us or puttable by you, the applicable pricing supplement will specify the relevant terms.
• You will not have the right to present the notes to us for repayment prior to maturity, unless the applicable pricing supplement provides otherwise.
• The notes may be issued at a discount to their stated principal amount.

•  We may from time to time, without your consent, create and issue additional notes of any series with the same terms as the notes previously issued so that they may be combined with the earlier issuance.

Our call right
If so specified in the applicable pricing supplement, we will have the right to call all or part of the notes, beginning on the initial call date specified in the applicable pricing supplement.  If we decide to call the notes, we will:

• send a notice announcing that we have decided to call the notes;
• specify in the notice the call price that we will pay you in exchange for each note; and

•  specify in the notice a call date when you will receive the call price; the call date will be at least 10 days and no more than 30 calendar days after the date of the notice, or within the redemption notice period specified in the applicable pricing supplement.

The call price or call prices will be specified in the applicable pricing supplement.  In the case of notes issued with original issue discount, the call price on any call date will include the yield that will have accrued on the note since the most recent date for which a call price is specified.  Also see the section in this prospectus supplement called “Description of Principal Protected Notes–Additional Price Dependent Call Right.”

MS & Co. will be the Calculation Agent
We have appointed our affiliate Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as Calculation Agent for us with respect to the principal protected notes.  As Calculation Agent, MS & Co. will determine the initial index level, the index closing levels, the ending index level, the index return, the starting basket level, the ending basket level, the basket closing levels, the basket return, the additional amount, the payment to you at maturity and whether a market disruption event has occurred.  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Forms of notes
The principal protected notes will be issued in fully registered form and will be represented by a global note registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry notes as certificated notes except under the circumstances described in “Forms of Securities — The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

The notes will be treated as short-term debt instruments for U.S. federal income tax purposes if the term of the notes is equal to or less than one year
Generally, unless otherwise provided in the applicable pricing supplement, if the term of the notes is equal to or less than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes), the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes.  Certain aspects of the tax treatment of an investment in such notes are uncertain.  You should review carefully the section entitled “United States Federal Taxation” in this prospectus supplement and consult your tax adviser regarding your particular circumstances.

The notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes if the term of the notes is more than one year	Generally, unless otherwise provided in the applicable pricing supplement, if the term of the notes is more than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes), the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this prospectus supplement called “United States Federal Taxation.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as defined in this prospectus supplement) of the notes even though you may not receive any stated interest on the notes. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or at maturity of the notes generally will be treated as ordinary income. You should review carefully the section entitled “United States Federal Taxation” in this prospectus supplement and consult your tax adviser regarding your particular circumstances.

If you are a non-U.S. investor, please also read the section of this prospectus supplement called “United States Federal Taxation.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the notes
Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of our call right.  You should read the “Description of Principal Protected Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the notes.  You should also read about some of the risks involved in investing in the notes in the section of this prospectus supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the notes.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (800) 233-2240.

HYPOTHETICAL PAYMENTS ON THE PRINCIPAL PROTECTED NOTES

The following examples illustrate the payment at maturity on the notes for a range of hypothetical issuances of the following notes: (i) notes linked to a single index; (ii) notes linked to a basket of indices; and (iii) notes linked to the lesser performing index.

General terms for the hypothetical issuances described below:

Stated principal amount:	$ 1,000
Hypothetical initial index level:	1,000

Notes Linked to a Single Index with an Observation Date

At maturity, if the ending index level is greater than the initial index level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount. The additional amount will be calculated on the observation date or final averaging date and, in the absence of certain additional features, examples of which are provided below, is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the index return, which is the percentage, if any, by which the ending index level exceeds the initial index level. Accordingly, the payment at maturity, if the ending index level is greater than the initial index level, is as follows:

At maturity, if the ending index level is equal to or less than the initial index level, the additional amount will be zero and for each note that you hold, you will receive the stated principal amount of $1,000.

Presented below are hypothetical examples showing how the payment on the notes, including the additional amount, is calculated, as well as a table showing a range of hypothetical payments on the notes under different scenarios.

Example 1: The participation rate is greater than 100%.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	130%

additional amount per note	=	$1,000	x	130%	x	1,500 – 1,000 1,000	=	$650

In the example above, the total payment at maturity per note will equal $1,650, which is the sum of the stated principal amount and an additional amount of $650.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each note for the specified ending index levels, however, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$1,300	$2,300	130%
90%	1,900	$1,000	$1,170	$2,170	117%
80%	1,800	$1,000	$1,040	$2,040	104%
70%	1,700	$1,000	$910	$1,910	91%
60%	1,600	$1,000	$780	$1,780	78%
50%	1,500	$1,000	$650	$1,650	65%
40%	1,400	$1,000	$520	$1,520	52%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 2:  The participation rate is less than 100%.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	80%

additional amount per note	=	$1,000	x	80%	x	1,500 – 1,000 1,000	=	$400

In the example above, the total payment at maturity per note will equal $1,400, which is the sum of the stated principal amount and an additional amount of $400.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each note for the specified ending index levels, however, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$160	$1,160	16%
10%	1,100	$1,000	$80	$1,080	8%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 3:  “Maximum return” is applicable.

Hypothetical ending index level:	1,200
Hypothetical participation rate:	130%
Hypothetical maximum return:	$400

additional amount per note	=	$1,000	x	130%	x	1,200 – 1,000	=	$260
1,000

As $260 < $400, the additional amount is $260.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	130%
Hypothetical maximum return:	$400

additional amount per note	=	$1,000	x	130%	x	1,500 – 1,000	=	$650
1,000

As $650 > $400, the additional amount is $400, the maximum return.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the maximum return and participation rate on each note for the specified ending index levels, however, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$400	$1,400	40%
90%	1,900	$1,000	$400	$1,400	40%
80%	1,800	$1,000	$400	$1,400	40%
70%	1,700	$1,000	$400	$1,400	40%
60%	1,600	$1,000	$400	$1,400	40%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$400	$1,400	40%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Where a maximum return is applicable, the appreciation potential of the notes is limited to the fixed amount per stated principal amount specified as the maximum return, even if the additional amount calculated by reference to the index return and the participation rate would be greater than the maximum return.  Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index or the component stocks of the underlying index.

Example 4:  “Minimum return” is applicable.

Hypothetical ending index level:	1,200
Hypothetical participation rate:	80%
Hypothetical minimum return:	$200

additional amount per note	=	$1,000	x	80%	x	1,200 – 1,000	=	$160
1,000

As $160 < $200, the additional amount is $200, the minimum return.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	80%
Hypothetical minimum return:	$200

additional amount per note	=	$1,000	x	80%	x	1,500 – 1,000	=	$400
1,000

As $400 > $200, the additional amount is $400.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the minimum return and participation rate on each note for the specified ending index levels, however they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$200	$1,200	20%
10%	1,100	$1,000	$200	$1,200	20%
0%	1,000	$1,000	$200	$1,200	20%
-10%	900	$1,000	$200	$1,200	20%
-20%	800	$1,000	$200	$1,200	20%
-30%	700	$1,000	$200	$1,200	20%
-40%	600	$1,000	$200	$1,200	20%
-50%	500	$1,000	$200	$1,200	20%
-100%	0	$1,000	$200	$1,200	20%

Example 5:  “Knock-out level” is applicable.

Where a knock-out level is applicable, the additional amount for each note will be equal to the stated principal amount, which is $1,000, times the applicable knock-out rate, if the index closing level is equal to or greater than the knock-out level on any of the knock-out event dates.  On the other hand, if the index closing level is less than the knock-out level on all of the knock-out event dates, the additional amount for each note will be calculated on the observation date and is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the index return, which is the percentage, if any, by which the ending index level exceeds the initial index level.

The following four cases illustrate the payment at maturity on the notes for a range of hypothetical index closing levels over three knock-out event dates and an observation date and demonstrate the impact of the index closing levels on the knock-out event dates on the payment at maturity.

	Case 1	Case 2	Case 3	Case 4
	Index Closing Level	Index Closing Level	Index Closing Level	Index Closing Level
1st Knock-Out Event Date	1,100	1,100	1,300	1,400
2nd Knock-Out Event Date	1,250	1,000	1,000	1,700
3rd Knock-Out Event Date	1,150	900	900	1,600
Observation Date	1,200	800	800	1,900
Hypothetical Knock-Out Level	1,300.00	1,300.00	1,300.00	1,300.00
Hypothetical Knock-Out Rate	25%	25%	25%	25%
Hypothetical Participation Rate	100%	100%	100%	100%
Additional Amount	$200	$0	$250	$250
Payment at Maturity on a $1,000 Stated Principal Amount	$1,200	$1,000	$1,250	$1,250

•
In Case 1, the index closing levels on all of the knock-out event dates are below the knock-out level, and thus do not trigger the knock-out event.  The index closing level on the observation date is 1,200, which is the ending index level.  At maturity, for each note, the investor receives $1,200, the sum of the stated principal amount of $1,000 and the additional amount of $200, which is $1,000 times 100%, the participation rate, times 20%, the index return, which reflects the percentage by which the ending index level of 1,200 exceeds the initial index level of 1,000.  The return on the notes at maturity represents a 20% increase above the stated principal amount.

•
In Case 2, the index closing levels on all of the knock-out event dates are below the knock-out level, and thus do not trigger the knock-out event.  The index closing level on the observation date is 800, which is the ending index level.  Because the ending index level is below the initial index level and the additional amount cannot be less than zero, the additional amount is zero.  At maturity, for each note, the investor receives $1,000, the stated principal amount.  The return on the notes at maturity is 0%, which is more than the index return of -20%, the percentage by which the ending index level of 800 declined from the initial index level of 1,000.

•
In Case 3, the index closing level on one of the three knock-out event dates is equal to the knock-out level, and thus triggers the knock-out event.  As the knock-out event is triggered, the investor, for each note at maturity, receives $1,250, the sum of the stated principal amount of $1,000 and the additional amount of $250, which is $1,000 times 25%, the knock-out rate.  The return on the notes at maturity represents a 25% increase above the stated principal amount, which is greater than the index return of -20%, the percentage by which the ending index level of 800 declined from the initial index level of 1,000.

•
In Case 4, the index closing levels on all of the knock-out event dates are above the knock-out level, and thus trigger the knock-out event.  As the knock-out event is triggered, the investor, for each note at maturity, receives $1,250, the sum of the stated principal amount of $1,000 and the additional amount of $250, which is $1,000 times 25%, the knock-out rate.  The return on the notes at maturity represents a 25% increase above the stated principal amount, but is significantly less than the index return of 90% over the term of the notes.

Where a knock-out level is applicable, the appreciation potential of the notes is limited to the knock-out rate, even if the index return is greater than the knock-out rate.  Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index or the component stocks of the underlying index.

Example 6:  “Fixed payment” is applicable.

Where a fixed payment is applicable to each note that you hold, the additional amount for each note will be equal to the fixed payment, if the ending index level is equal to or greater than the initial index level.  On the other hand, if the ending index level is less than the initial index level, the additional amount will be zero.

Hypothetical fixed payment:       $200

The following table illustrates the payment at maturity on the notes for a range of hypothetical index closing levels on the observation date and demonstrates the impact of the fixed payment on the payment at maturity.  However, it does not present the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $10 Note
100%	2,000	$1,000	$200	$1,200	20%
90%	1,900	$1,000	$200	$1,200	20%
80%	1,800	$1,000	$200	$1,200	20%
70%	1,700	$1,000	$200	$1,200	20%
60%	1,600	$1,000	$200	$1,200	20%
50%	1,500	$1,000	$200	$1,200	20%
40%	1,400	$1,000	$200	$1,200	20%
30%	1,300	$1,000	$200	$1,200	20%
20%	1,200	$1,000	$200	$1,200	20%
10%	1,100	$1,000	$200	$1,200	20%
0%	1,000	$1,000	$200	$1,200	20%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Where a fixed payment is applicable, the appreciation potential of the notes is limited to the appreciation represented by such fixed payment, even if the appreciation in the underlying index would, but for the fixed payment, result in the payment of a greater additional amount at maturity.  Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index individually, the component stocks of the underlying index or contracts relating to the underlying index for which there is an active secondary market.

Example 7:  “Partial principal protection” is applicable.

Where partial principal protection is applicable to each note that you hold, the payment at maturity will be the partial principal amount, plus the additional amount, if any.

Hypothetical partial principal protection percentage:	90%
Hypothetical partial principal amount:	$900

The following table illustrates the payment at maturity on the notes for a range of hypothetical index closing levels on the observation date and demonstrates the impact of the partial principal protection on the payment at maturity.  However, it does not present the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$1000	$1,900	90%
90%	1,900	$1,000	$900	$1,800	80%
80%	1,800	$1,000	$800	$1,700	70%
70%	1,700	$1,000	$700	$1,600	60%
60%	1,600	$1,000	$600	$1,500	50%
50%	1,500	$1,000	$500	$1,400	40%
40%	1,400	$1,000	$400	$1,300	30%
30%	1,300	$1,000	$300	$1,200	20%
20%	1,200	$1,000	$200	$1,100	10%
10%	1,100	$1,000	$100	$1,000	0%
0%	1,000	$1,000	$0	$900	-10%
-10%	900	$1,000	$0	$900	-10%
-20%	800	$1,000	$0	$900	-10%
-30%	700	$1,000	$0	$900	-10%
-40%	600	$1,000	$0	$900	-10%
-50%	500	$1,000	$0	$900	-10%
-100%	0	$1,000	$0	$900	-10%

Where partial principal protection is applicable, we do not guarantee the full return of principal at maturity.  If the ending index level is less than, equal to, or not sufficiently greater than, the initial index level, you will receive less than the stated principal amount per note at maturity.

Notes with Averaging Dates

In the case of notes with averaging dates, the additional amount, if any, is based on the ending index level (or ending basket level for notes linked to a basket of indices), which equals the arithmetic average of the index closing levels of the underlying index (or basket of indices) on the averaging dates (four in our examples below) specified in the applicable pricing supplement.  Because the value of the underlying index (or indices) may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the index closing level of the underlying index over such period on the amount payable to you at maturity.  However, the underlying index may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 1:

The following four cases illustrate the payment at maturity on the notes for a range of hypothetical index closing levels in an hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the additional amount for the notes on the ending index level.

	Case 1	Case 2	Case 3	Case 4
	Index Closing Level	Index Closing Level	Index Closing Level	Index Closing Level
1st Averaging Date	1,300	1,100	1,300	950
2nd Averaging Date	1,400	1,000	1,400	900
3rd Averaging Date	1,500	900	1,200	850
Final Averaging Date	1,600	800	1,000	1,250
Hypothetical Ending Index Level	1,450.00	950.00	1,225.00	987.50
Hypothetical Participation Rate	110%	110%	110%	110%
Additional Amount	$495	$0	$248	$0
Payment at Maturity on a $1,000 Stated Principal Amount	$1,495	$1,000	$1,248	$1,000

•
In Case 1, the index closing level increases on each averaging date and, due to the averaging of the index closing levels over the averaging dates, the ending index level of 1,450 is lower than the index closing level of 1,600 on the final averaging date.  At maturity, for each note, the investor receives $1,495, the sum of the stated principal amount of $1,000 and the additional amount of $495.  The return on the notes at maturity represents a 49.5% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the notes.

•
In Case 2, the index closing level decreases on each averaging date and, due to the averaging of the index closing levels over the averaging dates, the ending index level of 950 is higher than the index closing level of 800 on the final averaging date.  But because the ending index level is less than the initial index level, there is no additional amount.  Nevertheless, the investor receives the stated principal amount of $1,000 for each note at maturity, even though the index declines 5% over the term of the notes.

•
In Case 3, the index closing level reaches a high of 1,400 on the second averaging date and declines on subsequent averaging dates.  At maturity, the ending index level of 1,225 is higher than the index closing level of 1,000 on the final averaging date.  At maturity, for each note, the investor receives $1,248, the sum of the stated principal amount of $1,000 and the additional amount of $248.  The return on the notes at maturity represents a 24.8% increase above the stated principal amount, even though the simple index return over the term of the notes is 0%.

•
In Case 4, the index closing level declines on each of the first three averaging dates to a low of 850 and increases on the final averaging date.  At maturity, the ending index level of 987.5 is less than the index closing level of 1,250 on the final averaging date.  Because the ending index level is also less than the initial index level, there is no additional amount, and the investor receives only the stated principal amount of $1,000 for each note at maturity.  The return of only the stated principal amount of the notes at maturity is less than the simple index return of 25% over the term of the notes.

Notes Linked to a Basket of Indices

At maturity, if the ending basket level is greater than the starting basket level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount.  The additional amount will be calculated on the observation date or final averaging date and, in the absence of certain additional features, is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the basket return, which is the percentage, if any, by which the ending basket level exceeds the starting basket level.  Accordingly, the payment at maturity, if the ending basket level is greater than the starting basket level, is as follows:

At maturity, if the ending basket level is equal to or less than the starting basket level, the additional amount will be zero and for each note that you hold, you will receive the stated principal amount of $1,000.

The tables under “—Notes Linked to a Single Index with an Observation Date” can also be used to illustrate the payment at maturity on each note for a range of hypothetical percentage changes in the basket based on the basket returns.  However, it is important to understand that the basket returns are based on the returns of the underlying indices, which can offset each other.

Example 1:

Basket Index	Hypothetical Weighting	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return x Weighting
Index A	33.333%	200	220	3.3333%
Index B	33.333%	800	880	3.3333%
Index C	33.333%	1500	1650	3.3333%
				10%

The basket return is the sum of the products of the index return and the weighting, which is 10%.  Assuming that the participation rate is 130%, the additional amount is calculated as follows:

additional amount per note	=	$1,000	x	130%	x	10%	=	$130

Therefore, in this hypothetical example, the payment at maturity per note will equal $1,300, which is the sum of the stated principal amount of $1,000 and the additional amount of $130.

Example 2:

Two of the basket indices have a positive index return, but these returns are offset by a negative return of the basket index with the greatest weighting.

Basket Index	Hypothetical Weighting	Hypothetical Initial Index level	Hypothetical Ending Index Level	Index Return x Weighting
Index A	25%	200	240	5%
Index B	50%	800	400	-25%
Index C	25%	1500	1650	2.5%
				-17.5%

The basket return is the sum of the products of the index return and the weighting, which is -17.5%.  Regardless of the participation rate, the additional amount will be zero because the ending basket level is less than the starting basket level (as evidenced by the negative basket return), and the payment at maturity per note will be $1,000, which is the stated principal amount.

To see how partial principal protection, maximum return, minimum return, knock-out level, fixed payment or averaging dates affects the calculation of the payment at maturity for notes linked to a basket of indices, please refer to the relevant examples described in “—Notes Linked to a Single Index with an Observation Date” and “—Notes with Averaging Dates,” which would also apply to notes linked to a basket of indices.

Notes Linked to the Lesser Performing Index

At maturity, if the lesser performing index’s ending index level is greater than its initial index level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount.  The additional amount will be calculated on the observation date or final averaging date and, in the absence of certain additional features, is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the lesser index return, which is the percentage, if any, by which the lesser performing index’s ending index level exceeds its initial index level.  Accordingly, the payment at maturity, if the lesser performing index’s ending index level is greater than its initial index level, is as follows:

At maturity, if the lesser performing index’s ending index level is equal to or less than its initial index level, the additional amount will be zero and for each note that you hold, you will receive the stated principal amount of $1,000.

Where a note is linked to the lesser performing index, your return on the note will be determined and limited by the lesser performing index, and therefore the note may not return more than the stated principal amount even if the ending index level of each of the other indices is above its respective initial index level.

Presented below are hypothetical examples showing how the payment on the notes, including the additional amount, is calculated.

Example 1:

The following example illustrates the payment at maturity on the note linked to the lesser performing index of a group composed of Indices A and B with an observation date and demonstrates the impact of basing the calculation of the additional amount for the notes on the lesser performing index.

	Index A	Index B	Lesser Performing Index – Index B
	Index Closing Level	Index Closing Level	Index Closing Level
Hypothetical Ending Index Level	1,300	1,100	1,100
Index Return	30%	10%	10%
Hypothetical Participation Rate	–	–	110%
Additional Amount	–	–	$110
Payment at Maturity on a $1,000 Stated Principal Amount	–	–	$1,110

•	The index return of Index A is 30%, which is the percentage by which the ending index level of 1,300 exceeds the initial index level of 1,000.

•	The index return of Index B is 10%, which is the percentage by which the ending index level of 1,100 exceeds the initial index level of 1,000.

•	The lower performing index is the index with the lowest index return of the group of indices, which is Index B. The additional amount for Index B is:

additional amount per note	=	$1,000	x	110%	x	10%	=	$110

; and the payment at maturity is $1,110, which is the sum of the stated principal amount of $1,000 and the additional amount of $110.  You will not participate in the appreciation of Index A.

Example 2:

The following example illustrates the payment at maturity on the note linked to the lesser performing index of a group composed of Indices A and B with four averaging dates and demonstrates the impact of basing the calculation of the additional amount for the notes on the lesser performing index.

	Index A	Index B	Lesser Performing Index – Index B
	Index Closing Level	Index Closing Level	Index Closing Level
1st Averaging Date	1,300	1,100	1,100
2nd Averaging Date	1,400	1,000	1,000
3rd Averaging Date	1,500	900	900
Final Averaging Date	1,600	800	800
Hypothetical Ending Index Level	1,450.00	950.00	950.00
Index Return	45%	-5%	-5%
Hypothetical Participation Rate	–	–	110%
Additional Amount	–	–	$0
Payment at Maturity on a $1,000 Stated Principal Amount	–	–	$1,000

•	The index return of Index A is 45%, which is the percentage by which the ending index level of 1,450 exceeds the initial index level of 1,000.

•	The index return of Index B is -5%, which is the percentage by which the ending index level of 950 declined from the initial index level of 1,000.

•
The lower performing index is the index with the lowest index return, which may be negative, of the group of indices, which is Index B.  The additional amount for Index B is zero because its ending index level is less than its initial index level, and the payment at maturity is $1,000, which is its stated principal amount.  You will not participate in the appreciation of Index A.

RISK FACTORS

The principal protected notes are not secured debt, are riskier than ordinary debt securities and may not pay interest.  The payment you receive at maturity is linked to the performance of an underlying index or basket of indices.  Investing in the notes, however, is not equivalent to investing directly in the underlying index or indices.  This section describes the most significant risks related to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes, the notes may not pay interest

The terms of the notes differ from those of ordinary debt securities in that we may not pay interest on the notes.  Because the additional amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  Even if we pay interest on the notes, a significant portion of the additional amount due at maturity may be based on the performance of the underlying index or indices rather than the interest rate we will pay you.  Accordingly, the notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for an additional amount based on the increase, if any, of the ending index level (or ending basket level) over the initial index level (or starting basket level).

The notes may not pay more than the principal amount at maturity

If the ending index level (or ending basket level) is less than or equal to the initial index level (or the starting basket level), you will receive only the stated principal amount for each note you hold at maturity, unless the applicable pricing supplement provides otherwise.  Even if we pay interest on the notes, the interest rate may be lower than that payable for ordinary debt securities and other debt securities with a comparable maturity, and the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security or other debt security.  Accordingly, the return on the notes may not compensate you for the effects of inflation and other factors relating to the value of money over time.

If partial principal protection applies to the notes, the notes may pay less than the principal amount at maturity

For issuances of notes with partial principal protection, we do not guarantee the full return of principal at maturity.  You will receive at maturity for each stated principal amount of notes that you hold only the partial principal amount (which is an amount less than the stated principal amount), plus the additional amount, if any.  If the ending index level (or ending basket level) is less than, equal to, or not sufficiently greater than, the initial index level (or starting basket level), you will receive less than the stated principal amount per note at maturity.

If the notes are linked to the lesser performing index, the appreciation potential of the notes will be limited by the index with the lowest return of the applicable group of indices

For notes linked to the lesser performing index, your return on the notes will be limited by the lesser performing index, which is the index with the lowest return, which may be negative, of the applicable group of indices, and therefore the notes may not return more than the applicable principal amount of your investment even if the ending index level of the other indices are above their respective initial index level.  For example, in a group composed of Index A and Index B, if the ending index level of Index A was above its initial index level, but the ending index level of Index B was below its initial index level, the payment at maturity of the notes would be determined based on the index return of Index B, and you would receive only the applicable principal amount of your investment at maturity.

If maximum return applies to the notes, the appreciation potential of the notes will be limited by such maximum return

If the notes have a maximum return, the appreciation potential of the notes is limited to the fixed amount per stated principal amount specified in the applicable pricing supplement as the maximum return. The additional amount will equal no more than the maximum return.  Accordingly, the appreciation potential of the notes will be limited to the maximum return even if the additional amount calculated with reference to the index return or basket return and the participation rate would be greater than the maximum return.

Secondary trading may be limited

There may be little or no secondary market for the notes.  Although we may decide to apply to list the notes on a stock exchange, we may not meet the requirements for listing of that particular stock exchange and do not expect to announce whether or not we will meet such requirements prior to the pricing date.  Even if there is a secondary market, it may not provide significant liquidity.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to buy the notes.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your notes would likely be lower than if an active market existed.  If the notes are not listed on any securities exchange and MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Market price of the notes will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

•	the value of the underlying index or indices at any time and on the specified observation date, averaging dates or knock-out event dates, as applicable;

•	the volatility (frequency and magnitude of changes in value) of the underlying index or indices;

•	interest and yield rates in the market;

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the stocks underlying the underlying index or indices or stock markets generally and that may affect the index closing level (or basket closing level) on any day;

•	the time remaining to the maturity of the notes;

•	the dividend rate on the stocks underlying the index or indices that your notes are linked to; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if, at the time of sale or on earlier averaging dates, the underlying index or basket of indices is at, below or not sufficiently above the initial index level (or starting basket level) or if market interest rates rise.

You cannot predict the future performance of the underlying index or indices based on its or their historical performance.  We cannot guarantee that the ending index level (or ending basket level) will be higher than the initial index level (or starting basket level).  Unless the applicable pricing supplement provides otherwise, if the ending index level (or ending basket level) is at or below the initial index level (or starting basket level), you will receive at maturity only the principal amount of the notes.

The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes

Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to the credit risk of Morgan Stanley and to changes in the market’s view of Morgan Stanley’s creditworthiness. Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the value of the notes.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or more of the basket indices may offset each other

For notes where the additional amount is based on a basket of two or more indices, price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket closing level on the observation date or averaging dates, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.  This moderation, or offset, may be accentuated where the basket indices are assigned different weightings in determining the value of the basket, in which case a lesser percentage decrease in a more heavily weighted basket could wholly offset a larger percentage increase in another less heavily weighted basket.

You can review the historical prices of each of the basket indices in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance.  In addition, there can be no assurance that the ending basket level for the basket of indices will be higher than the starting basket level.  Unless the applicable pricing supplement provides otherwise, if the ending basket level is at or below the starting basket level, you will receive at maturity only the principal amount of the notes.

In the case of notes with specified averaging dates, the notes may pay only the principal amount at maturity even where the ending index level (or ending basket level) is higher than the initial index level (or starting basket level)

Unless the applicable pricing supplement provides otherwise, in the case of issuances of notes where the payment at maturity is determined based on the index closing level (or basket closing level) on specified averaging dates over the term of the notes, you will receive a payment at maturity that is greater than the stated principal amount of the notes only if the arithmetic average of the index return (or basket return) on the averaging dates is greater than zero.  A positive index return (or basket return) on any one averaging date may be partially or entirely offset by a lesser or negative index return (or basket return) on any other averaging date.  Consequently, it is possible that you will receive at maturity only the stated principal amount for each note you hold, even if the underlying index or basket of indices has increased substantially on the final averaging date.

If the participation rate is less than 100%, the additional amount will be limited by the participation rate

If the participation rate is less than 100% and the ending index level (or ending basket level) exceeds the initial index level (or starting basket level), the additional amount you receive at maturity will be less than the return you would have otherwise received if you had invested directly in the underlying index (or indices) or the component stocks of the underlying index (or indices).  Under these circumstances, the additional amount you receive at maturity will not fully reflect the performance of the index (or the basket of indices).

The notes are designed to be held to maturity

The notes are not designed to be short-term trading instruments.  The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the index or basket of indices has appreciated since the date of the issuance of the notes.  The potential returns described in any pricing supplement assume that your notes are held to maturity.

Investing in the notes is not equivalent to investing in the underlying index or indices, or their component stocks

Investing in the notes is not equivalent to investing in the underlying index or basket of indices or their component stocks.  The payment you receive at maturity on the notes will be based on the index closing level (or basket closing level) of the underlying index or indices only on the specified observation date or averaging dates.  In addition, the index closing level (or basket closing level) on any day reflects the prices of the component common stocks of the underlying index or indices but does not take into consideration the value of dividends paid on those stocks.  As an investor in the notes, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the underlying index or indices.

Adjustments to the underlying index or indices could adversely affect the value of the notes

The index publishers are responsible for calculating and maintaining the underlying index or indices.  The index publishers can add, delete or substitute the stocks underlying the underlying index or make other methodological changes that could change the value of the underlying index or indices.  The index publishers may discontinue or suspend calculation or dissemination of the underlying index or indices.  Any of these actions could adversely affect the value of the notes.  The index publishers have no obligation to consider your interests in calculating or revising the underlying index or indices.

The index publishers may discontinue or suspend calculation or publication of the underlying index at any time.  In these circumstances, MS & Co., as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index or indices.  MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payment on the notes will be an amount based on the closing prices of the stocks underlying the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of the underlying index.

There are risks associated with investments in securities linked to the value of an index comprising foreign equity securities

Investments in securities linked to the value of an index comprising foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in such index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in countries other than the United States that may underlie certain indices may be affected by political, economic, financial and social factors in such jurisdictions, including changes in a country’s government, economic and fiscal policies and currency exchange laws.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments.

Notes linked to certain indices, such as the MSCI EAFE Index or the Dow Jones EURO STOXX 50 Index, are subject to currency exchange risk

Because the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain indices, such as the MSCI EAFE Index (and its component country indices) or the dollar-denominated version of the Dow Jones EURO STOXX 50 Index, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the indices which are calculated in such manner.  An investor’s net exposure will depend on the extent to which the currencies represented in such an index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

The economic interests of the Calculation Agent and other of our affiliates are potentially adverse to your interests

The economic interests of the Calculation Agent and other of our affiliates are potentially adverse to your interests as an investor in the notes.

As Calculation Agent, MS & Co. will determine the initial index level, starting basket level, the ending index level, ending basket level, the index return, the basket return and the additional amount, if any, you will receive at maturity as well as whether the index closing level or basket closing level is greater than or equal to the knock-out level, if applicable, on any knock-out event date.  Determinations made by MS & Co., in its capacity as Calculation Agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing level or basket closing level in the event of a discontinuance of the underlying index or indices, may affect the payment to you at maturity.  See the sections of this prospectus supplement called “Description of Notes—General Terms of the Notes—Some Definitions” and “Description of Notes—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

The original issue price of the notes includes the agent’s commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by the Calculation Agent and its affiliates could potentially adversely affect the value of the underlying index or indices

MS & Co. and other affiliates of ours will carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying index or indices or their component stocks), including trading in the stocks that constitute the underlying index or indices as well as in other instruments related to the underlying index or indices or their underlying stocks.  MS & Co. and some of our other subsidiaries also trade the stocks that constitute the underlying index or indices and other financial instruments related to the underlying index or indices and the underlying stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the index setting date could potentially affect the initial index level (or starting basket level) and, as a result, could increase the value at which the underlying index or indices must close on the observation date or averaging dates before you receive a payment at maturity that exceeds the principal amount on the notes, unless the applicable pricing supplement provides otherwise.  Additionally, such hedging or trading activities during the term of the notes could potentially affect the value of the underlying index or indices on the observation date or averaging dates, and, accordingly, the amount of cash you receive at maturity may be adversely affected.

If the notes have a knock-out level, the appreciation potential of the notes will be limited by such knock-out level

If the notes have a knock-out level, the appreciation potential of the notes may be limited by the knock-out rate.  If the index closing level (or basket closing level) is greater than or equal to the knock-out level on any knock-out event date specified in the applicable pricing supplement, the return on the notes will equal the knock-out rate multiplied by the applicable principal amount of the notes and the return on the notes will no longer be determined by reference to the index return (or basket return).  In this case, the appreciation potential of the notes will be limited by the knock-out rate and will not reflect any potential increase in the ending index level (or ending basket level) over the knock-out level.

If the notes have a fixed payment, the appreciation potential of the notes will be limited by such fixed payment

If the ending index level (or ending basket level) is greater than or equal to the initial index level (or starting basket level), the return on the notes, for which a fixed payment is specified in the applicable pricing supplement, will equal the fixed payment and will not be determined by reference to the index return (or basket return).  The appreciation potential of the notes is limited by such fixed payment, even if the appreciation in the underlying index (or basket of indices) would, but for the fixed payment, result in the payment of a greater additional amount at maturity.  Therefore, depending on the amount of the fixed payment, your return may be less than the return you would otherwise receive if you invest directly in the underlying index (or basket of indices) individually or the component stocks of the underlying index (or basket of indices).

Certain aspects of the tax treatment of short-term notes are uncertain

Certain aspects of the tax treatment of short-term notes that provide for contingent payments are uncertain.  You should review carefully the section called “United States Federal Taxation—Short-Term Notes” in this prospectus supplement.

DESCRIPTION OF PRINCIPAL PROTECTED NOTES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of notes, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this prospectus supplement to a note shall refer to the stated principal amount specified as the denomination for that issuance of notes in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities — Indentures”)

•	senior indebtedness (“Description of Debt Securities — Subordination Provisions”)

General Terms of the Notes

We will issue the notes as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution,” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Ranking.  Notes issued under the Senior Debt Indenture will rank on a parity with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of our notes to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per note;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the observation date or the averaging dates, as applicable;

•	the terms, if any, on which we may call the notes, including the initial call date and the call prices;

•	whether the notes, if interest paying notes, are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

•	the rate per year at which the notes will pay interest, if any, or the method of calculating that rate and the interest payment dates on which interest will be payable;

•	the underlying index or basket of indices, and if a basket of indices is specified, the applicable weighting for each basket index;

•	the value of the underlying index or basket of indices on the index setting dates;

•	the participation rate to be used to calculate the additional amount;

•	the knock-out level, if any, and any applicable knock-out rate and knock-out event dates;

•	the fixed payment, if any;

•	the minimum return, if any;

•	the maximum return, if any;

•	the stock exchange, if any, on which the notes may be listed;

•
if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•
if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Some Definitions.  We have defined some of the terms that we use frequently in this prospectus supplement below:

“averaging dates” with respect to an issuance of notes will be specified in the applicable pricing supplement.  See “Summary—Other features of principal protected notes—Averaging Dates” for the mechanics of the averaging dates.  The ending index level or ending basket level will be determined on the last averaging date to occur, which we refer to as the “final averaging date.”  If a market disruption event occurs on any scheduled averaging date or any scheduled averaging date is not otherwise an index business day, such scheduled averaging date will be subject to postponement.  See “—Payment at Maturity—Postponement of Observation Date and Averaging Dates.”

“basket closing level” on any date is the starting basket level plus the product of the (a) basket return and the (b) starting basket level. In certain circumstances, the basket closing level will be based on the alternate calculation of the basket indices described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“basket index” means a component index of the underlying basket of indices for any note.

“basket return” on any date is the sum of the products, as calculated for each underlying index in the basket, of the index return for such basket index and its respective weighting.  For example, in the case of an issuance of notes linked to the value of a basket composed of three indices, the basket return will be the sum of the following:

where, the initial index level is the index closing level of such basket index on the applicable index setting date and the ending index level is the index closing level of such basket index on the relevant date.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call date” for each issuance of notes that are subject to our call right will be the scheduled trading day on or after the initial call date that is specified by us in our notice of exchange as the date on which we will deliver cash to holders of the notes called for exchange.  The initial call date will be specified in the applicable pricing supplement.  We may specify any scheduled trading day on or after the initial call date or the maturity date (whether or not it is a scheduled trading day) as the call date, unless otherwise specified in the applicable pricing supplement.

“call notice date” will be the scheduled trading day on which we issue our call notice, which must be at least 10 but not more than 30 calendar days prior to the call date for such notes (the “redemption notice period”), unless a different redemption notice period is specified in the applicable pricing supplement.

“call price” or “call prices” with respect to each issuance of notes that are subject to a our call right on any day during the term of such notes or a formula by which the call price(s) may be determined will be specified in the applicable pricing supplement.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“ending basket level” with respect an issuance of notes will be:

•	for issuances of notes with an observation date: the basket closing level on such observation date; and

•	for issuances of notes with averaging dates: the arithmetic average of the basket closing levels of the underlying basket of indices on the averaging dates, as calculated by the Calculation Agent.

“ending index level” with respect an issuance of notes will be:

•	for issuances of notes with an observation date: the index closing level on such observation date; and

•	for issuances of notes with averaging dates: the arithmetic average of the index closing levels of the underlying index on the averaging dates, as calculated by the Calculation Agent.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“fixed payment” means the fixed amount per stated principal amount of the notes as specified in the applicable pricing supplement.

“index business day” means, with respect to the underlying index or any basket index, a day, as determined by the Calculation Agent, on which trading is generally conducted on each relevant exchange, other than a day on which trading on any relevant exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing level” for the underlying index or any basket index on any index business day will equal the closing level of such underlying index or basket index (or any successor index as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) at the regular weekday close of trading on that index business day as it appears on the price source specified in the applicable pricing supplement.  In certain circumstances, the index closing level will be based on the alternate calculation of the underlying index or basket index described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“index return” for the underlying index or for any basket index is a fraction, the denominator of which will be the initial index level of the underlying index or basket index and the numerator will be the ending index level of the applicable underlying index or basket index less the initial index level of such underlying index or basket index.  The index return for an underlying index or a basket index is described by the following formula:

index return	=	ending index level − initial index level
initial index level

where, the initial index level is the closing level of such underlying index or basket index on the applicable index setting date and the ending index level is the closing level of such underlying index or basket index on the relevant date.

“index setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the index setting date specified in the applicable pricing supplement for determining the initial index level of the underlying index or any basket index is a date other than the pricing date, and such index setting date is not an index business day with respect to that underlying index or basket index or there is a market disruption event with respect to such underlying index or basket index on such day, then the index setting date for that underlying index or basket index will be postponed to the next succeeding index business day with respect to such underlying index or basket index on which there is no market disruption event.

“initial index level” for any underlying index or for any basket index means the index closing level on the index setting date, as specified in the applicable pricing supplement.

“interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

“issue price” means the amount per note specified in the applicable pricing supplement and will equal the principal amount of each note, unless otherwise specified.

“knock-out event” occurs when the index closing level or the basket closing level, as applicable, is equal to or greater than the knock-out level on any of the knock-out event dates specified in the applicable pricing supplement, in which case the additional amount per note will equal the stated principal amount times the knock-out rate.

“knock-out event date” means the index business day(s) specified in the applicable pricing supplement on which a knock-out event may occur.

“knock-out level” means the percentage of the initial index level or the starting basket level, as applicable, (or a fixed level of the index or the basket, as applicable) specified in the applicable pricing supplement.

“knock-out rate” means the percentage specified in the applicable pricing supplement that will be used to calculate the payment at maturity if a knock-out event is triggered.

“lesser index return” means the index return of the lesser performing index.

“lesser performing index” means, if specified as applicable in the pricing supplement, the index with the lowest index return, which may be negative, of the applicable group of indices, and which will determine the return of the note without regard to the performance of the other indices in the group.

“market disruption event” means, with respect to the underlying index or any basket index for an issuance of principal protected notes, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
(a) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b)
 a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c)
 the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)   a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the applicable issuance of notes; provided that clause (ii) shall not apply to issuances of notes that are listed on a securities exchange, unless otherwise indicated in the applicable pricing supplement.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if such day is not a business day or if the scheduled observation date or the scheduled final averaging date, in the case of averaging dates, is postponed in accordance with the following.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date.  If the observation date or the final averaging date is postponed so that it falls less than three scheduled trading days prior to the scheduled maturity date, the maturity date will be the third scheduled trading day following the observation date or the final averaging date as postponed.  See the discussion under “—Payment at Maturity—Postponement of Observation Date and Averaging Dates” below.  If the applicable pricing supplement specifies that an issuance of the notes will have an interest rate payment, and if the scheduled maturity date is postponed due to a market disruption event or otherwise, no interest will accrue on the notes during the period from or after the scheduled maturity date.

“maximum return” means the maximum amount specified in the applicable pricing supplement that will be paid as a return on the stated principal amount of each note, which will cap the additional amount you may receive at maturity.

“minimum return” means the minimum amount specified in the applicable pricing supplement that will be paid as a return on the stated principal amount of each note, which will provide a floor for the additional amount if the additional amount calculated in accordance with “—Payment at Maturity” is less than the specified minimum amount.

“observation date” means the date specified in the applicable pricing supplement.  If a market disruption event occurs on the scheduled observation date or the scheduled observation date is not otherwise an index business day, the observation date will be subject to postponement.  See “—Payment at Maturity—Postponement of Observation Date and Averaging Dates.”

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of notes will be issued.

“partial principal amount” means the amount equal to the stated principal amount times the partial principal protection percentage.

“partial principal protection percentage” means a percentage of the stated principal amount, the payment of which is guaranteed at maturity if the applicable pricing supplement specifies that less than 100% of the stated principal amount may be paid at maturity (or upon acceleration).

“participation rate” for an issuance of notes will be 100%, unless otherwise specified in the applicable pricing supplement, and will be used to calculate the additional amount for such issuance of notes.  The participation rate indicates the extent to which you will participate in any change in the value of the underlying index or basket of indices.  If the participation rate is less than 100%, you will participate in less than the full change in value.  If the participation rate is greater than 100%, you will participate in the change in value of the underlying index or indices on a leveraged basis.

“payment at maturity” means the payment due at maturity with respect to each note, as described under “—Payment at Maturity” below.

“price source” means the display page, or any successor page, specified in the applicable pricing supplement (e.g., Bloomberg or Reuters), which will be used by the Calculation Agent to determine the index closing level of an underlying index.  If such service or any successor service no longer displays the index closing level of any underlying index, then the Calculation Agent shall designate an alternate source of such index closing level, which shall be the publisher of such index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

“pricing date” means the day when we price the notes for initial sale to the public.

“record date” for any interest payment date, if applicable, including the maturity date, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

“relevant exchange” means, with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index.

“starting basket level” for any underlying basket of indices means the predetermined basket level specified in the applicable pricing supplement.

“stated principal amount” for an issuance of principal protected notes shall be the principal amount per note payable at maturity, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the notes.

“underlying index publisher” means the publisher of the applicable underlying index.

“weighting” of a basket index in an underlying basket of indices represents the percentage of the basket initially assigned to such index.  The weightings will be specified in the applicable pricing supplement.

In this “Description of Principal Protected Notes” references to the underlying index or indices will include any index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Principal Protected Notes,” references to the underlying index or a basket index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the principal protected notes are described in the following paragraphs.

Payment at Maturity

With respect to an issuance of principal protected notes linked to an index or a basket of indices, on the maturity date, you will receive per note the stated principal amount of such note, plus the additional amount applicable to such notes, as determined below.  We refer to this payment as the “payment at maturity.”

Unless otherwise specified in the applicable pricing supplement for an issuance of notes, the level of principal protection, or “principal protection level,” is 100%.  The additional amount may not be less than zero, even if the underlying index or basket of indices decreases in value between the date or dates on which the initial index level or starting basket level, as applicable, is determined and the date or dates on which the ending index level or ending basket level, as applicable, is determined.  At maturity, subject to our right to call the notes earlier if so provided in the applicable pricing supplement, the amount you will receive for each 100% principal protected note will be no less than the stated principal amount of that note.

Notes Linked to a Single Index

•
If the ending index level is greater than the initial index level, the additional amount at maturity, which is determined on a per note basis, will be equal to (i) the stated principal amount for such notes times (ii) the applicable participation rate times (iii) the applicable index return.  Unless otherwise stated in the pricing supplement, the additional amount per note will be calculated as follows:

additional amount	=	stated principal amount	x	participation rate	x	index return

; provided that if a maximum return is specified, the additional amount will be capped at such maximum amount regardless of the index return, and if a minimum return is specified, the additional amount will be at least such minimum amount regardless of the index return.

•
If the ending index level is less than or equal to the initial index level, the additional amount will be zero, unless a minimum return is specified, in which case the additional amount will be the minimum return.

Notes Linked to a Basket of Indices

•
If the ending basket level is greater than the starting basket level, the additional amount at maturity, which is determined on a per note basis, will be equal to (i) the stated principal amount for such notes times (ii) the applicable participation rate times (iii) the applicable basket return.  Unless otherwise stated in the pricing supplement, the additional amount per note will be calculated as follows:

additional amount	=	stated principal amount	x	participation rate	x	basket return

; provided that if a maximum return is specified, the additional amount will be capped at such maximum amount regardless of the basket return, and if a minimum return is specified, the additional amount will be at least such minimum amount regardless of the basket return.

•
If the ending basket level is less than or equal to the starting index level, the additional amount will be zero, unless a minimum return is specified, in which case the additional amount will be the minimum return.

Notes Linked to the Lesser Performing Index

•
If the lesser performing index’s ending index level is greater than its initial index level, the additional amount at maturity, which is determined on a per note basis, will be equal to (i) the stated principal amount for such notes times (ii) the applicable participation rate times (iii) the applicable lesser index return.  Unless otherwise stated in the pricing supplement, the additional amount per note will be calculated as follows:

additional amount	=	stated principal amount	x	participation rate	x	lesser index return

; provided that if a maximum return is specified, the additional amount will be capped at such maximum amount regardless of the lesser index return, and if a minimum return is specified, the additional amount will be at least such minimum amount regardless of the lesser index return.

•
If the lesser performing index’s ending index level is less than or equal to its initial index level, the additional amount will be zero, unless a minimum return is specified, in which case the additional amount will be the minimum return.

Partial Principal Protection.  For notes with partial principal protection, the additional amount will be calculated as described above, except that the additional amount, if any, will be added to the partial principal amount, rather than the stated principal amount for payment at maturity for each note you hold, unless otherwise specified in the applicable pricing supplement.  Accordingly, if the ending index level (or ending basket level) is less than, equal to, or not sufficiently greater than, the initial index level (or starting basket level), you will receive less than the stated principal amount per note at maturity.

Knock-Out Level.  For notes linked to a single index with a knock-out level, the additional amount will be (i) as stated in “—Payment at Maturity—Notes Linked to a Single Index” if the index closing level is less than the knock-out level on all of the knock-out event dates or (ii) an amount equal to the stated principal amount times the knock-out rate, if the index closing level is equal to or greater than the knock-out level on any knock-out event date.

For notes linked to a basket of indices with a knock-out level, the additional amount will be (i) as stated in “—Payment at Maturity—Notes Linked to a Basket of Indices” if the basket closing level is less than the knock-out level on all of the knock-out event dates or (ii) an amount equal to the stated principal amount times the knock-out rate, if the basket closing level is equal to or greater than the knock-out level on any knock-out event date.

For notes linked to the lesser performing index, the additional amount will be (i) as stated in “—Payment at Maturity—Notes Linked to the Lesser Performing Index” if the lesser performing index’s index closing level is less than the knock-out level on all of the knock-out event dates or (ii) an amount equal to the stated principal amount times the knock-out rate, if the lesser performing index’s index closing level is equal to or greater than the knock-out level on any knock-out event date.

Fixed Payment.  For notes linked to a single index, the additional amount will be (i) the fixed payment, if the ending index level is equal to or greater than the initial index level, or (ii) zero, if the ending index level is less than the initial index level.

For notes linked to a basket of indices, the additional amount will be (i) the fixed payment, if the ending basket level is equal to or greater than the starting basket level, or (ii) zero, if the ending basket level is less than the starting basket level.

For notes linked to the lesser performing index, the additional amount will be (i) the fixed payment, if the lesser performing index’s ending index level is equal to or greater than its initial index level, or (ii) zero, if the lesser performing index’s ending index level is less than its initial index level.

Postponement of Observation Date and Averaging Dates. The Calculation Agent will calculate the additional amount for each issuance of notes on the observation date, or, in case of averaging dates, on the final averaging date.  The Calculation Agent will take into account market disruption events and non-index business days in the calculation of the ending index level or ending basket level, as applicable, as follows:

For issuances of notes linked to a single index (with a maturity of more than one year):  If a market disruption event with respect to the underlying index occurs on the scheduled observation date or on any scheduled averaging date, or if such observation date or any such averaging date is not an index business day, the index closing level on such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the ending index level will not be determined on a date later than the tenth scheduled index business day after the scheduled observation date or final averaging date, as applicable, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing level of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of notes linked to a basket of indices (with a maturity of more than one year):  If a market disruption event with respect to any basket index occurs on the scheduled observation date or on any scheduled averaging date or if such scheduled observation date or any such scheduled averaging date is not an index business day with respect to such basket index, the index closing level (solely with respect to such affected basket index) will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred with respect to such affected basket index, and the basket closing level shall be determined on the later of such date as so postponed and the date on which the index closing level for each of the basket indices is available; provided that the basket closing level will not be determined on a date later than the tenth scheduled index business day after the scheduled observation date or final averaging date, as applicable, and if such date is not an index business day or if there is a market disruption event on such date, in each case, with respect to any basket index for which an index closing level has not been determined, the Calculation Agent will determine the basket closing level using the index closing level of any affected basket index as determined by the Calculation Agent in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the affected basket index.

For issuances of notes (with a maturity equal to or less than one year):  If a market disruption event with respect to the underlying index or any basket index occurs on the scheduled observation date or on any scheduled averaging date, or if such observation date or any such averaging date is not an index business day, the mechanics described above under “—For issuances of notes linked to a single index (with a maturity of more than one year)” and “—For issuances of notes linked to a basket of indices (with a maturity of more than one year)” will apply, except that the scheduled observation date or final averaging date, as postponed, will not under any circumstances be postponed to a date that would result in the notes having a maturity date more than one year after the original issue date (the business day prior to such date, the “final disrupted valuation date”).  If the scheduled observation date or final averaging date is postponed to the final disrupted valuation date and such final disrupted valuation date is not an index business day or there is a market disruption event on such final disrupted valuation date, in each case, with respect to the underlying index or any basket index for which an index closing level has not been determined, the Calculation Agent will determine the ending index level or ending basket level, as applicable, using the index closing level of the underlying index or any affected basket index, as applicable, as determined by the Calculation Agent in accordance with the formula for and method of calculating such index last in effect prior to commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of closing price that would have prevailed but for such suspension or limitation or non-index business day) on the business day immediately preceding such final disrupted valuation date of each security most recently constituting the underlying index or affected basket index, as applicable.

With respect to each issuance of notes, we will, or will cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the applicable additional amount and the applicable principal amount, on or prior to 10:30 a.m. on the trading day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date) for such issuance of notes.  See “—Forms of Notes—Book-Entry Notes” or “—Forms of Notes—Certificated Notes” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Postponement of Maturity.  If the scheduled observation date or final averaging date, in the case of averaging dates, is postponed, as described above, to a date later than the third scheduled trading day prior to the scheduled maturity date, the maturity date of the notes will be postponed until the third scheduled trading day following that observation date or final averaging date, in the case of averaging dates, as postponed.

Our Call Right

If so specified in the applicable pricing supplement, we may call an issuance of notes on or after the call date, in whole or in part, for mandatory exchange into cash at the applicable call price specified in the applicable pricing supplement.  If we call an issuance of notes, we will not pay you an additional amount with respect to such issuance of notes.  If we call an issuance of notes, then the cash to be delivered to you will be delivered on the call date fixed by us and set forth in our call notice, upon delivery of your notes to the Trustee in accordance with the delivery instructions.  We will, or will cause the Calculation Agent to, deliver the cash to the Trustee for delivery to you.  We refer to this right as “our call right.”

Additional Price Dependent Call Right

If so specified in the applicable pricing supplement, we may have the right to call the notes, in whole or in part, for mandatory exchange into cash during the price dependent call period (as defined below) only if the index closing level (or basket closing level) of the applicable underlying index on the trading day immediately preceding the relevant notice date is greater than the threshold value (as defined below) specified in such pricing supplement (the “price dependent call right”).

If we call the notes for mandatory exchange, the applicable call price will be delivered on the call date fixed by us and set forth in our notice of mandatory exchange, upon delivery of such notes to the Trustee, as described under “Our Call Right.”

Price Dependent Call Period and Threshold Value.  In the applicable pricing supplement for any notes issued with a price dependent call right, we will specify the applicable call price or the formula for determining the call prices, the period during which such mandatory exchange for cash may be effected as the “price dependent call period” and the threshold value required to permit such exchange as the “threshold value.”

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

Agent

The “agents” for each underwritten offering of notes will be specified in the applicable pricing supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

Calculation Agent and Calculations

We have appointed Morgan Stanley & Co. Incorporated (“MS & Co.”) to act as “Calculation Agent” for us with respect to the principal protected notes.  As Calculation Agent, MS & Co. will determine the initial index level, the index closing levels, the ending index level, the index return, the starting basket level, the basket closing levels, the ending basket level, the basket return and the additional amount.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to any issuance of notes will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to ..987654322); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the index return (or basket return), the ending index level (or ending basket level), the additional amount or whether a market disruption event has occurred.  See “Discontinuance of Any Underlying Index; Alteration of Method of Calculation”, and “Market Disruption Event” below.  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the notes to restrict the use of information relating to the calculation of the ending index level (or ending basket level) prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in the Case of an Event of Default

If an event of default with respect to any issuance of notes shall have occurred and be continuing, the Calculation Agent will determine the amount declared due and payable upon any acceleration of such notes, which will be equal to the stated principal amount with respect to such issuance of notes (or, for issuances of notes with only partial principal protection, the partial principal amount) (the “acceleration amount”), plus the applicable additional amount, if any, determined as if the index closing level (or basket closing level) for the observation date or each averaging date scheduled to occur on or after such date were the index closing level (or basket closing level) on the date of acceleration, plus, if applicable, any accrued but unpaid interest as of the date of such acceleration.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the acceleration amount and the aggregate cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and the underlying index publisher or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing level will be determined by reference to the published value of such successor index at the regular weekday close of trading on the index business day that any index closing level is to be determined.

With respect to each issuance of notes, upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such notes, within three index business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant notes, in accordance with the standard rules and procedures of Depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, the date that any index closing level is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine such index closing level for such date in accordance with the formula for and method of calculating the underlying index or basket index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date (on which the index closing level need be determined) of each security most recently constituting such underlying index or basket index.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or a basket index may adversely affect the value of any related notes.

If at any time the method of calculating the underlying index or basket index or a successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or a successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such underlying index or basket index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that any index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or basket index or such successor index, as the case may be, as if such changes or modifications had not been made.  Accordingly, if the method of calculating such underlying index or basket index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such underlying index or basket index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Forms of Notes

As noted above, the notes are issued as part of our Series F medium-term note program.  We will issue notes only in fully registered form either as book-entry notes or as certificated notes.  References to “holders” mean those who own notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes.  Except as set forth in the prospectus under “Forms of Securities — Global Securities”, you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Notes.  If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the notes.  The person named in the security register will be considered the owner of the note for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of notes to vote on a proposed amendment to such notes, the person named in the note register will be asked to cast any vote regarding that issuance of notes.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note.  You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

New York Law to Govern.  The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments on the notes are made, how exchanges and transfers of the notes are effected and how fixed and floating rates of interest on the notes are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the notes includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in the stocks constituting the underlying index or basket of indices, in futures or options contracts on the underlying index or indices or its component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the value of the underlying index or indices, and, therefore, the value at which the underlying index or indices must close on the observation date or averaging dates before you would receive at maturity a payment that exceeds the principal amount of the notes.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the notes, including on the observation date or averaging dates, by purchasing and selling the stocks constituting the underlying index or indices, futures or options contracts on the underlying index or indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the observation date or averaging dates.  We cannot give any assurance that our hedging activities will not affect the value of the underlying index or indices and, therefore, adversely affect the value of the underlying index or indices on the observation date or averaging dates or the payment that you will receive at maturity.

PRINCIPAL PROTECTED NOTES OFFERED ON A GLOBAL BASIS

If we offer the notes on a global basis we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary —Tax Redemption” and “—Payment of Additional Amounts” will apply to notes offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Depending on whether the notes are listed on a securities exchange or not, the relevant provision below will apply for an issuance of principal protected notes:

Principal Protected Notes

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with “plan assets” of any Plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any notes to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Certain 100% Principal Protected Notes Listed on a Securities Exchange

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA, a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans.  Unless an exemption applies, prohibited transactions within the meaning of ERISA or the Code could arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider.

We have obtained from the Department of Labor an exemption from the prohibited transaction rules that will cover the purchase and holding of certain issuances of notes by a Plan for whom we or one of our affiliates is a service provider in cases where the specified requirements of the exemption are met, including that such notes (i) are 100% principal protected and (ii) are listed on a national securities exchange.  In order for this exemption to apply, the decision to invest in the notes must be made by a Plan fiduciary, or a Plan participant (in the case of Plans that provide for participant-directed investments), who is independent from us and from our affiliates.  At the time of a Plan’s acquisition of any notes, no more than 15% of the Plan’s assets should be invested in such notes.

The exemption described above was issued by the Department of Labor pursuant to its “Expedited Exemption Procedure” under Prohibited Transaction Class Exemption 96-62.  Copies of both the proposed and final exemption are available from us upon request.  Purchasers of notes have exclusive responsibility for ensuring that their purchase and holding of such notes do not violate the prohibited transaction or other rules of ERISA or the Code.  In addition, purchasers of notes acquiring or holding such notes with the assets of a governmental or church plan shall be deemed to represent by their purchase and holding of the notes that such purchase or holding does not violate any prohibitions imposed under federal, state or local law or any other rules or similar regulations applicable to such plan.

UNITED STATES FEDERAL TAXATION

In the opinion of Davis Polk & Wardwell, our counsel, the following are the material U.S. federal income tax consequences of ownership and disposition of the notes.  This discussion applies only to initial investors in the notes who:

•
purchase the notes at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a note is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities, commodities, or foreign currencies;

•	investors holding the notes as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or

•	persons subject to the alternative minimum tax.

In addition, neither we nor our counsel will attempt to ascertain whether any of the issuers of any shares that underlie an index to which a note relates (such shares hereafter referred to as “Underlying Shares”) are treated as “passive foreign investment companies” (“PFICs”) within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code.  If any of the issuers of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange, redemption or retirement of a note.  You should refer to information filed with the Securities and Exchange Commission or another governmental authority by any such issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any such issuers are or become PFICs or USRPHCs.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.  Persons considering the purchase of notes should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Long-Term Notes

Classification of the Notes.  Unless otherwise provided in the applicable pricing supplement, and based on certain assumptions and representations that will be confirmed at or prior to the pricing date with respect to each offering and subject to the discussion below, if the term of the notes is more than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes) the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.  The following discussion assumes such treatment.

Interest Accruals on the Notes.  Pursuant to rules governing the tax treatment of debt obligations that are treated under applicable Treasury regulations  as providing for contingent payments (the “contingent debt regulations”), a U.S. Holder of the notes will be required to accrue interest income on the notes on a constant yield basis, based on a comparable yield as described below, regardless of whether such holder uses the cash or accrual method of accounting for U.S. federal income tax purposes.  Accordingly, a U.S. Holder generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals the product of :

•	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period,

•	the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period, and

•	the number of days during the accrual period that the U.S. Holder held the notes divided by the number of days in the accrual period.

The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes.

As used in the contingent debt regulations, the term ‘‘comparable yield’’ means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the ‘‘projected payment schedule’’) on the notes.  This schedule must produce a yield to maturity that equals the comparable yield.

For U.S. federal income tax purposes, a U.S. Holder is required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a note, unless such U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the notes for U.S. federal income tax purposes.  They do not constitute a projection or representation by us regarding the actual amounts that will be paid on a note.

Adjustments to Interest Accruals on the Notes.  Subject to the discussion below concerning fixed but deferred contingent payments, if the only contingent payment provided for in a note is made at maturity (that is, the note either (i) does not pay a cash coupon during the term of the note or (ii) pays a cash coupon at a fixed rate at least annually), a U.S. Holder generally will not be required to make any adjustments discussed, except at maturity or upon other retirement of the note.

If, during any taxable year, a U.S. Holder of notes receives actual payments with respect to such notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a ‘‘net positive adjustment’’ under the contingent debt regulations equal to the amount of such excess.  The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a ‘‘net negative adjustment’’ under the contingent debt regulations equal to the amount of such deficit.  This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments.  Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or retirement of the notes.  A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if one or more contingent payments on a note become fixed.  If one or more contingent payments on a note become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a note become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent debt regulations.  A U.S. Holder's tax basis in the note and the character of any gain or loss on the sale of the note will also be affected.  U.S. Holders should consult their tax advisers concerning the application of these special rules.

Sale, Exchange, Redemption or Retirement of Notes.  Generally, the sale, exchange or redemption of a note will result in taxable gain or loss to a U.S. Holder.  The amount of gain or loss on a sale, exchange or redemption of a note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the “amount realized”) and (b) the U.S. Holder’s adjusted tax basis in the note.  As previously discussed under “—Adjustments to Interest Accruals on the Notes,” to the extent that a U.S. Holder has any net negative adjustment carry-forward, the U.S. Holder may use such net negative adjustment carry-forward from a previous year to reduce the amount realized on the sale, exchange or redemption of the notes.

Upon the scheduled retirement of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the note.  For purposes of determining the amount realized on the scheduled retirement of a note, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due at maturity.  As previously discussed under “—Adjustments to Interest Accruals on the Notes,” to the extent that actual payments with respect to the notes during the year of the scheduled retirement (including the payment on the scheduled retirement) are greater or less than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be, and to the extent that a U.S. Holder has any net negative adjustment carry-forward, the U.S. Holder may use such net negative adjustment carry-forward from a previous year to reduce the amount realized on the scheduled retirement of the notes.

A U.S. Holder’s adjusted tax basis in a note generally will be equal to the U.S. Holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the notes (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange, redemption or retirement of a note generally will be treated as ordinary interest income.  Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and thereafter capital loss (which will be long-term if the note has been held for more than one year).  The deductibility of capital losses is subject to limitations.  A U.S. Holder who sells the notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the notes) one year or less from its date of issuance (a “short-term note”) will not be treated as a contingent payment debt instrument.  As described below, certain aspects of the tax treatment of a short-term note are uncertain.  Holders of short-term notes should consult their tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of short-term notes.

Tax Treatment Prior to Maturity of the Short-Term Notes.  Under the applicable U.S. Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest and the additional amount, if any) over its issue price.

A U.S. Holder who is a cash method taxpayer will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the holder elects to do so. A U.S. Holder who is a cash method taxpayer and does not make such election should include the stated interest payments on the short-term notes as ordinary income upon receipt.  Except in the case of stated interest payments, cash method holders will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale or exchange, as described below.

A U.S. Holder who is an accrual method taxpayer will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding.  Although accrual method holders and cash method holders that have elected to include the discount in income currently generally are required to accrue the discount on the short-term notes in income on a straight-line basis, because the additional amount that will be received with respect to the short-term notes is uncertain, it is not clear how such accruals should be determined.  U.S. Holders should consult their tax advisers regarding the determination of the amount of any interest accruals on the short-term notes.

Tax Treatment at Maturity of the Short-Term Notes.  Upon scheduled retirement of the notes, if the amount of the payment on the notes exceeds a U.S. Holder’s tax basis in the notes, such excess should generally be treated as ordinary income.  If, however, the amount of the payment is less than the holder’s adjusted basis in the notes, the difference should be treated as a short-term capital loss.  A loss  may be subject to special reporting requirements if the loss exceeds certain thresholds.

Sale, Exchange or Redemption of the Short-Term Notes. Upon a sale, exchange or redemption of a short-term note (other than at maturity), a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received and the holder’s adjusted basis in the note.  Any resulting loss will be treated as a capital loss, and may be subject to special reporting requirements if the loss exceeds certain thresholds.  It is not clear, however, whether or to what extent gain from a sale, exchange or redemption prior to maturity should be treated as capital gain or ordinary income.  U.S. Holders should consult their tax advisers regarding the proper treatment of any gain or loss recognized upon a sale, exchange or redemption of a note.

Interest on Indebtedness Incurred to Purchase the Short-Term Notes.  A cash method U.S. Holder who does not make the election to include the discount in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until the discount on the notes is included in income.  Such holders should consult their tax advisers regarding these deferral rules.

Fixing of Payments before the Original Issue Date

If the additional amount of a note, whether the note is short-term or long-term, becomes fixed after the pricing date but prior to the original issue date, then the notes will be treated as notes providing a payment at maturity which is fixed (“fixed-notes”).  If the fixed-notes are treated as issued with a discount, as defined in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” and “—Short-Term Notes” in the accompanying prospectus,  a U.S. Holder may be required to accrue the discount currently in income depending on the term of the notes and the U.S. Holder’s method of accounting.  Upon the sale, exchange or retirement of a fixed-note, the character of gain or loss, if any, will be determined as discussed in the section entitled “—Sale, Exchange or Retirement of the Debt Securities” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes.

Subject to the discussion below concerning backup withholding, and the discussion above about the potential application of Section 897 of the Code, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on the notes, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid the backup withholding.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should consider the U.S. federal estate tax implications of an investment in the notes.  Assuming that the applicable treatment of the notes as set forth in “United States Federal Taxation” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result.  Absent an applicable treaty benefit, a note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty). Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the notes in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

PLAN OF DISTRIBUTION

We are offering the notes as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent”. We also expect to use other agents that will be named in the applicable pricing supplement. The agent has agreed to use reasonable efforts to solicit offers to purchase these notes.  We will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay the agent, in connection with sales of these notes resulting from a solicitation the agent made or an offer to purchase the agent received, a fee or commission that will be specified in the applicable pricing supplement.

We may also sell these notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale within the range of the commissions stated above or as otherwise disclosed in the applicable pricing supplement.  The agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange, but have been advised by the agent that it intends to make a market in these notes as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for these notes.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of these notes in compliance with the requirements of the NASD Rule 2720 regarding a Financial Industry Regulatory Authority, Inc. member firm’s distributing the securities of an affiliate.  Following the initial distribution of these notes, the agent may offer and sell those notes in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  MS & Co. may use this prospectus supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of these notes and may discontinue any market-making activities at any time without notice.

Neither the agent nor any dealer utilized in the initial offering of these notes will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of these notes or of the securities underlying the underlying index or indices.  Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing notes in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of these notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agents may bid for, and purchase, these notes or the securities underlying the underlying index or indices in the open market to stabilize the price of these notes or of such underlying securities.  Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of these notes.  Any of these activities may raise or maintain the market price of these notes above independent market levels or prevent or retard a decline in the market price of these notes.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of these notes through the agent, we may issue other debt securities under the indenture referred to in this prospectus supplement similar to those described in this prospectus supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the notes offered under this prospectus supplement.  The Euro medium-term notes may be offered concurrently with the offering of these notes, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

We expect the agent or an affiliate of ours will enter into a hedging transaction with us in connection with each offering of principal protected notes.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of notes, we expect to deliver the notes against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of notes is more than three business days after the pricing date, purchasers who wish to trade notes more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Principal Protected Notes Offered Outside the United States

If any of our notes are offered outside the United States, those notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.

The agent has represented and agreed, and any other agent through which we may offer any principal protected notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such notes, purchasers of any such notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes.  We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Argentina

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

Brazil

The notes have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The notes may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the notes or distribution of this prospectus supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the notes to the public in Hong Kong as the notes have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the notes nor make the notes the subject of an invitation for subscription or purchase, nor will they circulate or distribute this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to persons in Singapore other than:

(a)                 an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)                 an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)                 a person who acquires the notes for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)                 otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ANNEX A

UNDERLYING INDICES AND UNDERLYING INDEX PUBLISHERS INFORMATION

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying index or basket index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, from publicly available information.  Such information reflects the policies of, and is subject to change by, the publisher of the applicable underlying index or basket index, whom we refer to as the underlying index publisher.  Each underlying index or basket index is developed, calculated and maintained by its respective underlying index publisher.  Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlying index or basket index or underlying index publisher in connection with the offering of the notes.  We cannot give any assurance that all events occurring prior to the date of any offering of notes (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying index or basket index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the notes and therefore the trading prices of the notes.  The underlying index publisher is under no obligation to continue to publish the applicable underlying index or basket index and may discontinue publication of the applicable underlying index or basket index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any underlying index or basket index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers.  These research reports may or may not recommend that investors buy or hold the securities of such issuers.  As a prospective purchaser of notes, you should undertake an independent investigation of the issuers of the component stocks of the underlying index or basket indices and of the underlying index or basket indices to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any notes.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying index or basket index listed below will include any successor index to such underlying index or basket index and references to the underlying index publisher will include any successor thereto.

AMEX Hong Kong 30 IndexSM

The AMEX Hong Kong 30 Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (the “HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole. The AMEX Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The AMEX Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the AMEX Hong Kong 30 Index.  The securities composing the AMEX Hong Kong 30 Index are selected based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE.  NYSE Euronext, which is the index publisher, will require that each AMEX Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE, and have its primary trading market located in a country with which the index publisher has an effective surveillance sharing agreement. The index publisher will remove any AMEX Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the AMEX Hong Kong 30

Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the index publisher has established additional listing and maintenance criteria:

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three AMEX Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

•      All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

Beginning in 1994, the index publisher has reviewed the AMEX Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July, and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any AMEX Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” AMEX Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day.  The index publisher will notify its membership immediately after it determines to replace an AMEX Hong Kong 30 Index component stock.

The AMEX Hong Kong 30 Index will be maintained by NYSE Euronext or its affiliates and will contain at least thirty component stocks at all times.  The index publisher may change the composition of the AMEX Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of AMEX Hong Kong 30 Index component securities in the AMEX Hong Kong 30 Index falls below thirty, no new option series based on the AMEX Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

License Agreement between NYSE Euronext and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the predecessor of NYSE Euronext providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the AMEX Hong Kong 30 Index, which is owned and published by NYSE Euronext, in connection with securities, including the notes.

The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The AMEX Hong Kong 30 Index (HKX) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”).  The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

Dow Jones Euro STOXX 50® Index

The Dow Jones EURO STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, was created by STOXX® Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange.  Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991.  The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.

Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced the first trading in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The Euro STOXX 50 Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Euro STOXX 50 Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Euro STOXX 50 Index
divisor

The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

The divisor for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend (applied to Total Return indices only):

Adjusted price = closing price – announced dividend * (1 – withholding tax)

Divisor: decreases

(2)	Special cash dividend (applied to Price and Total Return indices):

Adjusted price = closing price – announced dividend * (1 – withholding tax)

Divisor: decreases

(3)	Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(4)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

(5)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(6)	Stock dividend of another company:

Adjusted price = (closing price * A - price of other company * B) / A

Divisor: decreases

(7)	Return of capital and share consideration:

Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(8)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(9)	Spin-off:

Adjusted price =(closing price * A - price of spun-off shares * B) / A

Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price =(closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares =old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price =(closing price * A + subscription price * C) / ((A + C) * (1 + B / A))

New number of shares =old number of shares * ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price =(closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

License Agreement between STOXX Limited and Morgan Stanley. STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the notes.

The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly.  STOXX Limited’s only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50® Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the notes.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the notes.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX

LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

“Dow Jones EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the notes.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow JonesSM & Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries.  The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.  Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us.  In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business.  When one component stock is replaced, the entire index is reviewed.  As a result, multiple component changes are often implemented simultaneously.  The component stocks of the DJIA may be changed at any time for any reason.

The DJIA is price weighted rather than market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.  The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor.  The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions.  The current divisor of the DJIA is published daily in the WSJ and other publications.  While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor x	Adjusted Sum of Prices
Unadjusted Sum of Prices

License Agreement between Dow Jones and Morgan Stanley.  Dow Jones and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones, in connection with securities, including the notes.

The license agreement between Dow Jones and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by Dow Jones.  Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly.  Dow Jones’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIA which is determined, composed and calculated by Dow Jones without regard to Morgan Stanley or the notes.  Dow Jones has no obligation to take the needs of Morgan Stanley or the owners of the notes into consideration in determining, composing or calculating the DJIA.  Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND MORGAN STANLEY.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones and have been licensed for use by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the notes.

FTSETM 100 Index

The FTSETM 100 Index is calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries.

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points.  Publication of the FTSE 100 Index began in February 1984.  Real-time FTSE indices are calculated on systems managed by Reuters.  Prices and FX rates used are supplied by Reuters.

The FTSE 100 Index is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE.  The 100 stocks included in the FTSE 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days.  The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value.

FTSE, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index.  The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee (the “FTSE EMEA Committee”), which is made up of independent senior industry representatives, which is responsible for the index review process.

FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index.  FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index.  The FTSE EMEA Committee reviews the FTSE Underlying Stocks quarterly in March, June, September and December in order to maintain continuity in the index level.  FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review.  The review is then presented to the FTSE EMEA Committee for approval.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization.  The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the FTSE EMEA Committee, to be a viable component of the FTSE 100 Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.  Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review.  Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE 100 Index is obtained by: (i) calculating the sum of the products of the per share price of each stock included in the FTSE 100 Index by the number of their respective outstanding shares (such sum, the “FTSE Aggregate Market Value”) as of the relevant current date and (ii) dividing the FTSE Aggregate Market Value as of the relevant current date by a divisor which represents the adjustments to the FTSE Aggregate Market Value as of the base date.  The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual underlying stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index.  Morgan Stanley, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index.  In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the payment at maturity.

License Agreement between FTSE International Limited and Morgan Stanley.  The license agreement between FTSE International Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

These notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE 100 Index is compiled and calculated solely by FTSE.  However, neither FTSE or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

FTSE/Xinhua China 25 Index

The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE.

General.  The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE.  “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE.  H-shares are quoted and traded in HKD and U.S. dollars. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. “Red Chip” shares are quoted and traded in HKD and are available only to international investors and not to those from the People’s Republic of China.

Eligible Securities.  Currently, only H-shares and Red Chip shares are eligible for inclusion in the FTSE/Xinhua China 25 Index.  All classes of equity in issue are eligible for inclusion in the FTSE/Xinhua China 25 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE All-World Index.  Companies whose business is that of holding equity and other investments, exchange-traded funds, and funds whose prices are a direct derivation of underlying holdings (e.g. mutual funds) are not eligible for inclusion.  Securities must be sufficiently liquid to be traded, therefore the following criteria, among others, are used to ensure that illiquid securities are excluded:

1.
Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

2.
Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

3.
New Issues. New issues become eligible for inclusion in the FTSE/Xinhua China 25 Index at the next quarterly review of constituents, provided they have a minimum trading record of at least 20 trading days prior to the date of such review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee, the FTSE Xinhua Index Committee, that ensures that the FTSE/Xinhua China 25 Index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.  The FTSE Xinhua Index Committee is responsible for undertaking the review of the FTSE/Xinhua China 25 Index and for approving changes of constituents.

Computation of the FTSE/Xinhua China 25 Index.  The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group.  The FTSE/Xinhua China 25 Index is calculated using the following algorithm:

S (pn1 x en1 x sn1 x fn1 x cn1)
d

n = 1,2,3…….,n

where “p” is the latest trade price of the component security “n”, “e” is the exchange rate required to convert the security’s home currency into the FTSE/Xinhua China 25 Index’s base currency, “s” is the number of shares of the security in issue, “f” is the free float factor published by FXI, applicable to such security, to be applied to the security to allow amendments to its weighting, “c” is the capping factor published by FXI at the most recent quarterly review of the FTSE/Xinhua China 25 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE/Xinhua China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.  Under this methodology, FXI excludes from free floating shares: (i) trade investments in a FTSE/Xinhua China 25 Index constituent company by either another FTSE/Xinhua China 25 Index constituent company or a non-constituent company or entity; (ii) significant long-term holdings by founders, directors and/or their families; (iii) employee share schemes (if restricted); (iv) government holdings; (v) foreign ownership limits; and (vi) portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.

Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than five percentage points above the minimum or five percentage points below the maximum of an adjacent band.  This five percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float.  These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index.  Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October.  A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement between FTSE Xinhua Index Limited and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with FTSE Xinhua Index Limited providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE/Xinhua China 25 Index, which is owned and published by FTSE Xinhua Index Limited, in connection with securities, including the notes.  The license agreement between FTSE/Xinhua Index Limited and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE Xinhua Index Limited or by The London Stock Exchange Plc (the “LSE”) or by The Financial Times Limited (“FT”) and neither FTSE Xinhua Index Limited or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE/Xinhua China 25 Index is compiled and calculated solely by FTSE Xinhua Index Limited.  However, neither FTSE Xinhua Index Limited or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FTSE Xinhua Index Limited or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

Hang Seng® Index

The Hang Seng® Index was developed, and is calculated, maintained and published, by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969.  The Hang Seng Index is a market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng Index.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment.  H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.  From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology.  From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007,  the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting.  Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management.  A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied.  A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor.  Additional re-capping is performed upon constituent changes.

License Agreement between HSI Services Limited and Morgan Stanley. “Hang Seng® Index” is a trademark of HSI Services Limited and has been licensed for use by Morgan Stanley.

HSI Services Limited has no obligation to Hang Seng Index in connection with the issuance of certain securities, including the notes.  Morgan Stanley is not affiliated with HSI Services Limited; the only relationship between HSI Services Limited and Morgan Stanley is the licensing of the use of Hang Seng Index and trademarks related to the Hang Seng Index.

The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited.  The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited.  HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Morgan Stanley in connection with the notes, but neither HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the notes or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied.  The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.  No responsibility or liability is accepted by HSI Services Limited or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng Index by Morgan Stanley in connection with the notes, or for any inaccuracies, omissions, mistakes or errors of HSI Services Limited in the computation of the Hang Seng Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the notes for any other person dealing with the notes as a result thereof and no claims, actions or legal proceedings may be brought against HSI Services Limited and/or Hang Seng Data Services Limited in connection with the notes in any manner whatsoever by any broker, holder or other person dealing with the notes.  Any broker, holder or other person dealing with the notes does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market.  The calculation of the value of the KOSPI 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990.  The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock.  Korea Stock Exchange (“KSE”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement.  KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above.  The KOSPI 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization.  The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total.  Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a Constituent Stock of the KOSPI 200 Index.

Basic selection criteria are the average market capitalization obtained by dividing the aggregated value (attained by multiplying the closing price of the listed common shares by the number of listed common shares for one year from April of the year preceding the year to which the periodic realignment review date belongs), by 12, and the sum of daily trading value for the same period.  In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

First, the Constituent Stocks from non-manufacturing industries are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 70% of the total market capitalization of the same industry group.  The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group.  However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Second, the Constituent Stocks from the manufacturing industry are selected by rank order of market capitalization, while ensuring that annual trading value of stocks are ranked above 85% of the industry group.  The number of the stocks selected from the manufacturing industry is the number obtained by subtracting the number of Constituent Stocks chosen from the non-manufacturing industry group from 200.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents.  The KOSPI Maintenance Committee (the “KOSPI Committee”) makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises.  There are two types of realignments:  periodic realignment and special realignment.  Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options.  Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks.  However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group.  However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents.  In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the  constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group.  In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100.  An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set. In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted.  Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger.  Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

The KOSPI Committee is charged with reviewing matters relating to calculation and management of the KOSPI 200 Index.  The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professions, and professors and researchers.  The KOSPI Committee is responsible for matters relating to the calculation method of the KOSPI 200 Index; matters relating to selection and realignment of KOSPI 200 Constituent Stocks; matters relating to establishment, amendment and abolishment of the criteria for selection of KOSPI 200 Constituent Stocks; and any other matters that are requested by the chief executive officer of the KSE.

Regular meetings of the KOSPI Committee are held in May of each year for the purpose of realigning the Constituent Stocks, but a special meeting can be called if need arises.

Although KSE currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KSE will not modify or change this methodology in a manner that may affect the return on your investment.

License Agreement between the Korean Stock Exchange and Morgan Stanley.  We have been granted by KSE a non-transferable, non-exclusive license to use the KOSPI 200 Index as a component of the notes and refer to the KOSPI 200 Index in connection with the marketing and promotion of notes and in connection with making such disclosure about the notes.  We acknowledge that the KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE.  We acknowledge that KOSPI 200 Index and the KOSPI marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

MSCI International Equity Indices

MSCI International Equity Indices are calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

At the end of May 2008, MSCI completed implementing changes to the methodology of the MSCI International Equity Indices, which include MSCI EAFE Index, MSCI AC (All Country) Far East ex Japan Index, MSCI Singapore Index and MSCI Taiwan Index.  In an attempt to provide broader coverage of the equity markets, MSCI moved from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and segments.  MSCI combined the MSCI Global Standard and MSCI Global Small Cap Indices to form the MSCI Global Investable Market Indices, segmented by region/country, size (large, mid and small cap), value/growth styles and Global Industry Classification Standard (“GICS®”)sectors/industries.  The MSCI Global Standard and MSCI Global Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the MSCI Global Investable Market Indices methodology described below in two phases.  The first phase was implemented as of the close of November 30, 2007, and the second phase as of the close of May 30, 2008.

MSCI AC (All Country) Far East ex Japan IndexSM

The MSCI AC (All Country) Far East ex Japan Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the Far East, excluding Japan.  As of March 2008 the MSCI AC Far East ex Japan Index consisted of the following 9 developed and emerging market country indices: China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, and Thailand.  The MSCI MSCI AC Far East ex Japan Index was developed with a base value of 100 as of December 31, 1987.  The MSCI MSCI AC Far East ex Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXFEJ.”

MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.  As of December 2008, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI EAFE Index includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets.  The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.  The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI Singapore IndexSM

The MSCI Singapore Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Singaporean equity market and to represent Singaporean companies that are available to investors worldwide.  Securities listed on the Singapore Exchange are eligible for inclusion in the MSCI Singapore Index.  The MSCI Singapore Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Singapore Index is reported by Bloomberg Financial Markets under ticker symbol “MXSG.”

MSCI Taiwan IndexSM

The MSCI Taiwan Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Taiwanese equity market and to represent Taiwanese companies that are available to investors worldwide.  Securities listed on the Taiwan Exchange are eligible for inclusion in the MSCI Taiwan Index.  The MSCI Taiwan Index is reported by Bloomberg Financial Markets under ticker symbol “MXTW.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard.

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange-traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI EAFE® Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.  The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P’s, the Global Industry Classification Standard (“GICS®”).  The GICS entails four levels of classification:  (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt IndexInitialMarketCapUSDt

Where:

•       PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•       IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•       IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•       PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•        IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityPriceIndexLevelt = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest-1 × PricePerSharet × InclusionFactort × PAFt	×	ICIt
FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =	IndexNumberOfSharest-1 × PricePerSharet-1 × InclusionFactort
FXratet-1

Where:

•       SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•       SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•       SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•       IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•       PricePerSharet is the price per share of security s at time t.

•       PricePerSharet-1 is the price per share of security s at time t-1.

•       InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•       PAFt is the Price Adjustment Factor of security s at time t.

•       FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•       ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•       ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt
FXratet

IndexAdjustedMarketCapForLocalt =
å s ε I,t	(	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt	×	ICIt	)
		FXratet-1		ICIt-1

IndexInitialMarketCapUSDt =
å s ε I,t	Index Number of Sharest-1 × Price Per Sharet × Inclusion Factort
FXratet-1

Where:

•       IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•       PricePerSharet is the price per share of security s at time t.

•       PricePerSharet-1 is the price per share of security s at time t-1.

•       InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•       PAFt is the Price Adjustment Factor of security s at time t.

•       FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•       FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•       ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•       ICIt-1 is the Internal Currency Index of price currency at time t-1.

 Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers. In tender offers, the acquired or merging security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk.  Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the notes linked to such MSCI indices will be exposed to currency exchange rate risk.  Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar.  The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index.  Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the notes.  The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI indices and the guidelines and policies governing their composition and calculation.  Although judgments, policies and determinations concerning the MSCI indices are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE NOTES, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI INDICES.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI INDICES COULD ALSO AFFECT THE VALUE OF THE MSCI INDICES.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI INDICES AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE NOTES, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE NOTES.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI indices.

License Agreement between MSCI and Morgan Stanley. MSCI and Morgan Stanley have entered into a nonexclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI indices, which are owned and published by MSCI, in connection with certain securities, including the notes.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES

ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY. THE NOTES HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE NOTES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE NOTES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE NOTES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE NOTES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE NOTES ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE NOTES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE NOTES, INVESTORS IN THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE NOTES, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers of or investors in the notes.

“MSCI AC (All Country) Far East ex Japan IndexSM,” “MSCI EAFE Index®,” “MSCI Singapore IndexSM” and “MSCI Taiwan IndexSM” are trademarks or service marks of MSCI and have been licensed for use by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

NASDAQ-100 Index®

The NASDAQ-100 Index® was developed by The Nasdaq Stock Market, Inc., which we refer to as Nasdaq®.  The NASDAQ-100 Index is determined and calculated by Nasdaq and was first published in January 1985.  The NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on The NASDAQ Stock Market LLC.  The NASDAQ-100 Index constitutes a broadly diversified segment of the largest securities listed on The NASDAQ Stock Market LLC and includes companies across a variety of major industry groups.  At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market LLC (which may be the official closing price published by The NASDAQ Stock Market LLC), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value.  The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.

To be eligible for inclusion in the NASDAQ-100 Index, a security must be traded on The NASDAQ Stock Market LLC and meet the other eligibility criteria, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an  average daily trading volume of at least 200,000 shares; the security must have “seasoned” on The NASDAQ Stock Market LLC or another recognized market (generally a company is considered to be seasoned by Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The NASDAQ Stock Market LLC within the next six months.

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S.  market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

The securities in the NASDAQ-100 Index are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions.  Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes.  If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below).  Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, Nasdaq adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.

Annual Ranking Review. The NASDAQ-100 Index component securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the “Annual Ranking Review,” as described below.  Securities listed on The NASDAQ Stock Market LLC which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November.  NASDAQ-100 Index-eligible securities which are already in the NASDAQ-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the NASDAQ-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year’s ranking review.  Securities not meeting such criteria are replaced.  The replacement securities chosen are the largest market capitalization NASDAQ-100 Index-eligible securities not currently in the NASDAQ-100 Index.  Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December.  Replacements are made effective after the close of trading on the third Friday in December.  Moreover, if at any time during the year a NASDAQ-100 Index component security is no longer traded on Nasdaq, or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index and meeting the NASDAQ-100 Index eligibility criteria listed above.

Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology.  Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures described above, the NASDAQ-100 Index component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization NASDAQ-100 Index component security must be less than or equal to 24.0% and (2) the “collective weight” of those NASDAQ-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

If either one or both of these weight distribution requirements are not met upon quarterly review or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest NASDAQ-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest NASDAQ-100 Index component security to be set to 20.0%.  Second, relating to weight distribution requirement (2) above, for those NASDAQ-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each NASDAQ-100 Index component security are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December.  Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.  Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights.  However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components.  In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement between Nasdaq and Morgan Stanley.  Nasdaq and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index, which is owned and published by Nasdaq, in connection with securities, including the notes.

The license agreement between Nasdaq and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes.  The Corporations make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the NASDAQ-100®, NASDAQ-100 Index® and Nasdaq® trademarks or service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by Nasdaq without regard to the Licensee or the notes.  Nasdaq has no obligation to take the needs of the Licensee or the owners of the notes into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq and have been licensed for use by Morgan Stanley.  The notes have not been passed on by the Corporations as to their legality or suitability.  The notes are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NOTES.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.  Nikkei first calculated and published the Nikkei 225 Index in 1970.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

Technology — Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

Financials — Banks, Miscellaneous finance, Securities, Insurance

Consumer Goods — Marine products, Food, Retail, Services

Materials — Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate

Transportation and Utilities — Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”).  The Nikkei Divisor was initially set at 225 for the date of  May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened.  The Nikkei Divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE).  The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.  Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei.  Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks:  (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.  In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the Nikkei Underlying Stocks.  In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei.

A list of the issuers of the Nikkei Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei.  Nikkei may delete, add or substitute any stock underlying the Nikkei 225 Index.

License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley.  As of the original issue date of any note, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the notes.  Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei.  We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index.  In addition, Nikkei has no relationship to us or the notes; it does not sponsor, endorse, authorize, sell or promote the notes, and has no obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the return on your investment.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX, which is the index publisher.  The PHLX Housing Index is a modified capitalization weighted index composed of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the “PHLX Housing Index Stocks”).  The PHLX Housing Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers.  The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002.  The level of the PHLX Housing Index was split in half on February 1, 2006.  Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of PHLX Housing Index Stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more).  This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio.  The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting.  The PHLX Housing Index value calculation is described by the following formula:

Modified Market Capitalization of the PHLX Housing Index
Base Market Divisor

Modified Capitalization Weighting Methodology for the PHLX Housing Index.  PHLX Housing Index securities are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all component securities), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all component securities), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all component securities).

A determination is then made, based on the current (true) market capitalization if:

1.	Any single component security represents 25% or more of the current market capitalization of the basket; and/or

2.
All component securities that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

If 1 is true, then:

3.	The weight of all qualifying component securities is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying component is redistributed as follows:

a)
The weight of any component security that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%, beginning with the highest weighted, sub 1% component security and continuing until either all component securities are equal to or above 1% or until no excess weight remains to be distributed;

b)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying component is proportionally reduced such that the aggregate weight of the qualifying components is exactly 45%, as follows:

a)
For qualifying components 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying components prior to this reduction and (b) the percent of the total capitalization of the qualifying components that each qualifying component represents, is calculated.  The weight of each qualifying component is reduced by an amount that equals a *b(1-n), except that the proportional reduction shall not cause any component to have a lesser weight than the component security ranked immediately beneath it.  If such a situation should occur, then the next largest component security or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.

6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying components is redistributed as follows:

a)
Beginning with the largest small stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.
If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight  remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case this step is repeated for the next higher weighted stock; and

ii.	Excess weight distributed to the smallest stock will increase its weight to no more than that of the adjusted weight of the second smallest stock; and

iii.
If the smallest stock has been increased to the level of the second smallest stock and excess weight remains to be distributed, then beginning with the largest small stock and continuing downward, the weight of each component is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest stock whose weight exceeds the next smallest stock by at least one half percent.

New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

Adjustments for corporate actions are as follows:

Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split.  No divisor change should be necessary except for rounding.

Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change.  Divisor changes will be necessary.

Adjustments for stock addition or removal are as follows:

Stock removal – no adjustments to the remaining component modified shares made.  Divisor changes will be necessary.

Stock addition – the modified share weight of a stock addition will be determined in a 4 step process:

Determine the relative weight rank of the new component’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25);

Assign a modified capitalization to the new component that is midway between the modified capitalization of the two current components that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14);

Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new component on the day immediately prior to its addition; and

Divisor changes will be necessary.

In this prospectus supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to the index publisher will include any successor to the index publisher.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.   The predecessor to The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Housing Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the notes.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes.  The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the PHLX Housing SectorSM Index to track general stock market performance.  The Corporations' only relationship to Morgan Stanley & Co. Incorporated (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Housing SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Housing SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the notes.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the notes into consideration in determining, composing or calculating the PHLX Housing SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Housing SectorSM” and “HGXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.  The notes have not been passed on by the Corporations as to their legality or suitability.  The notes are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NOTES.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Oil Index is a price-weighted index composed of fifteen companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.  The PHLX Oil Index was set to an initial value of 75 on December 31, 1996 and options commenced trading on the PHLX Oil Index on February 24, 1997.

The PHLX Oil Index is calculated by adding the prices of the component stocks and dividing by the base market divisor, without any regard to capitalization.  Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index.  The PHLX Oil Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

To maintain the continuity of the PHLX Oil Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Oil Index.  Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Oil Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with securities, including the notes.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes.  The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the PHLX Oil Service SectorSM Index to track general stock market performance.  The Corporations' only relationship to Morgan Stanley & Co. Incorporated (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Oil Service SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Oil Service SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the notes.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the notes into consideration in determining, composing or calculating the PHLX Oil Service SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. Incorporated and its affiliates.  The notes have not been passed on by the Corporations as to their legality or suitability.  The notes are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NOTES.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on either the NYSE or NYSE Alternext US LLC or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index.  To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 Index.  The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities.  In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares.  All common stock share classes are combined in determining market capitalization.  If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.  Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index.  However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.  To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index.  In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership.  Any percentage held in this class will be adjusted;

Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;

Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

Initial public offering lock-ups – shares locked-up during an initial public offering  are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000 Index.  The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.  When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.  Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.  Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.

Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices.  For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices.  For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000 Index.  Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Index.  Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations.  FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Frank Russell Company and Morgan Stanley.  Frank Russell Company and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Frank Russell Company, in connection with securities, including the notes.

The license agreement between Frank Russell Company and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by Frank Russell Company.  Frank Russell Company makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.  Frank Russell Company’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Frank Russell Company as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based.  Frank Russell Company’s only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Frank Russell Company and of the Russell 2000 Index, which is determined, composed and calculated by Frank Russell Company without regard to Morgan Stanley or the notes.  Frank Russell Company is not responsible for and has not reviewed the notes nor any associated literature or publications and Frank Russell Company makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index.  Frank Russell Company has no obligation or liability in connection with the administration, marketing or trading of the notes.

FRANK RUSSELL COMPANY DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL COMPANY SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  FRANK RUSSELL COMPANY MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  FRANK RUSSELL COMPANY MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL COMPANY HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the notes.

S&P 500® Index

The S&P 500® Index was developed by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., which we refer to as S&P, and is calculated, maintained and published by S&P.  The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the notes.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the notes.  S&P has no obligation to take our needs or the needs of the owners of the notes into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 500® Financials Index

The S&P 500® Financials Index is a sub-index of the S&P 500® Index and is calculated, maintained and published by S&P.  The S&P 500® Financials Index is a float-adjusted, capitalization-weighted index designed to measure the performance of the U.S. financial sector and is composed of companies that are components of the S&P 500® Index and are involved in activities such as banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate, including REITs.  The component companies of the S&P 500® Financials Index are selected pursuant to the Global Industry Classification Standard (“GICS®”), a system of classification jointly developed and maintained by S&P and MSCI Barra.  Of the companies included in the S&P 500® Index, 84 companies were represented in the S&P 500® Financials Index as of December 9, 2008.

The S&P 500® Index comprises ten sectors.  Each component stock of the S&P 500® Index is assigned into one of the ten sectors based on its principal business activity pursuant to GICS and is included in the relevant sub-index.  Each stock in the S&P 500® Index is allocated to only one sector index, and the combined companies of the ten sub-indices (listed below) represent all of the component companies in the S&P 500® Index.

Sector Index
S&P 500® Consumer Discretionary Index
S&P 500® Consumer Staples Index
S&P 500® Energy Index
S&P 500® Financials Index
S&P 500® Health Care Index
S&P 500® Industrials Index
S&P 500® Information Technology Index
S&P 500® Materials Index
S&P 500® Telecommunication Services Index
S&P 500® Utilities Index

Each sub-index of the S&P 500® Index is calculated and maintained using the same methodology utilized by S&P in calculating the S&P 500® Index.  See “Underlying Indices and Index Publishers Information—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Financials Index, which is owned by S&P, in connection with the notes.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Select Sector Indices to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and the S&P 500® Financials Index, which is determined, composed and calculated by S&P without regard to us or the notes.  S&P has no obligation to take our needs or the needs of the owners of the notes into consideration in determining, composing or calculating the S&P 500® Financials Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® FINANCIALS INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” and “S&P 500® Financials” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P 100® Index

The S&P 100® Index is calculated, maintained and published by S&P.  The S&P 100 Index is a subset of the S&P 500 Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100  Index are selected for sector balance.  The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period.  The “Market Value” of any S&P 100 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100 Component Stock.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100 Index to S&P for management.  S&P’s U.S. Index Committee, which oversees the S&P 500 Index and other S&P equity indices, maintains the S&P 100 Index.  Because the S&P 100 Index is derived from the S&P 500 Index, the S&P 100 Index stocks are also subject to the published S&P 500 criteria for additions and deletions.  In addition, only companies included in the S&P 500 Index are eligible for inclusion in the S&P 100 Index.  All stocks added to the S&P 100 Index must maintain exchange-listed options.  Stocks included in the S&P 100 Index must also meet the S&P U.S. Index Committee’s guidelines for sector representation.  The sector composition of the S&P 100 Index has remained comparable to the sector composition of the S&P 500 Index.  The S&P U.S. Index Committee may remove a company from the S&P 100 Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation.  The S&P U.S. Index Committee may also remove any company that violates any of the S&P 500 criteria.

The S&P 100 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 100 Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100 Index reflects the total Market Value of all 100 S&P 100 Component Stocks relative to the S&P 100 Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100 Index is computed by dividing the total Market Value of the S&P 100 Component Stocks by a number called the “S&P 100 Index Divisor.”  By itself, the S&P 100 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 100 Index, it is the only link to the original base period value of the S&P 100 Index.  The S&P 100 Index Divisor keeps the S&P 100 Index comparable over time and is the manipulation point for all adjustments to the S&P 100 Index (“S&P 100 Index Maintenance”).

S&P 100 Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require a S&P 100 Index Divisor adjustment.  By adjusting the S&P 100 Index Divisor for the change in total Market Value, the value of the S&P 100 Index remains constant.  This helps maintain the value of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index.  All S&P 100 Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require S&P 100 Index Divisor adjustments.

The table below summarizes the types of S&P 100 Index maintenance adjustments and indicates whether or not a S&P 100 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 100 Index Divisor of the S&P 100 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 100 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100 Index Divisor has the effect of altering the Market Value of the S&P 100 Component Stock and consequently of altering the aggregate Market Value of the S&P 100 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100 Component Stock, a new S&P 100 Index Divisor (“New S&P 100 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100 Divisor

New S&P 100 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 100 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100 Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 100 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 100 Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 100 Index, which is owned and published by S&P, in connection with securities, including the notes.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 100 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 100 Index, which is determined, composed and calculated by S&P without regard to us or the notes.  S&P has no obligation to take our needs or the needs of the owners of the notes into consideration in determining, composing or calculating the S&P 100 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 100®,” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

S&P MidCap 400® Index

The S&P MidCap Index is published by S&P and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4 billion. The calculation of the value of the S&P MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P Midcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “Market Value” of any S&P Midcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Midcap Component Stock. S&P chooses companies for inclusion in the S&P MidCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P MidCap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap Index reflects the total Market Value of all 400 S&P Midcap Component Stocks relative to the S&P MidCap Index’s base period of June 28, 1991 (the “Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Midcap Component Stocks during the Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap Index is computed by dividing the total Market Value of the S&P Midcap Component Stocks by a number called the “S&P MidCap Index Divisor.” By itself, the S&P MidCap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap Index, it is the only link to the original base period value of the S&P MidCap Index. The S&P MidCap Index Divisor keeps the S&P MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap Index (“S&P MidCap Index Maintenance”). S&P MidCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap Index require a S&P MidCap Index Divisor adjustment. By adjusting the S&P MidCap Index Divisor for the change in total Market Value, the value of the S&P MidCap Index remains constant. This helps maintain the value of the S&P MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap Index does not reflect the corporate actions of individual companies in the S&P MidCap Index. All S&P MidCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P MidCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap Index and do not require S&P MidCap Index Divisor adjustments.

The table below summarizes the types of S&P MidCap Index maintenance adjustments and indicates whether or not a S&P MidCap Index Divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights Right Ratio	Yes
Spin-Off	Price of parent company minus Price of Spinoff Co. Share Exchange Ratio	Yes

Stock splits and stock dividends do not affect the S&P MidCap Index Divisor of the S&P MidCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Midcap Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap Index Divisor has the effect of altering the Market Value of the S&P Midcap Component Stock and consequently of altering the aggregate Market Value of the S&P Midcap Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Midcap Component Stock, a new S&P MidCap Index Divisor (“New S&P MidCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New S&P MidCap Divisor

New S&P MidCap Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap Index companies. Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P MidCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap Index. In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P MidCap Index Divisor.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P MidCap Index, which is owned and published by S&P, in connection with securities, including the notes.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P MidCap Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P MidCap Index, which is determined, composed and calculated by S&P without regard to us or the notes. S&P has no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the S&P MidCap Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL

DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”). The TOPIX Index was developed by the TSE.  Publication of the TOPIX Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968.  The TOPIX Index is computed and published every 15 seconds via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all common domestic stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months.  The TOPIX Index measures changes in the aggregate market value of these stocks.  The TSE domestic stock market is divided into two sections: the First Section and the Second Section.  Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.  The component stocks of the TOPIX Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market).  The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index.  The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria.  Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others.  Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.  The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance (as adjusted by multiplying the FFW)) (the “TOPIX Current Market Value”) by the base market value (i.e., the TOPIX Current Market Value on the base date) (the “TOPIX Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

TOPIX Index	=	TOPIX Current Market Value	x	1,000
TOPIX Base Market Value

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index.  Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date		(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
=
TOPIX Base Market Value before adjustment		TOPIX Base Market Value after adjustment

Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New TOPIX Base Market Value	=	Old TOPIX Base Market Value x (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement between TSE and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with securities, including the notes.

The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

(i)                 The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX Index, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

(ii)                The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

(iii)               The TSE makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)               The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein.  Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)                The notes are in no way sponsored, endorsed or promoted by the TSE.

(vi)               The TSE shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public.

(vii)              The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the notes, for calculation of the TOPIX Index Value.

(viii)             Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the notes.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and have been licensed for use by Morgan Stanley.  The notes have not been passed on by the TSE as to their legality or suitability.  The notes are not issued, endorsed, sold or promoted by the TSE.  THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.